UNITED STATES
	SECURITIES AND EXCHANGE COMMISSION
	Washington, D.C. 20549

	FORM S-1

	REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

	RSR Development Corp.
	(Name of small business issuer in its charter)


		Nevada				5812				45-
1797935



	(State or
jurisdiction of
	incorporation or
organization)



(Primary Standard
Industrial
Classification Code
Number)



(I.R.S. Employer
Identification No.)






Rudolph Southwell, Pres.
277 North Avenue, Suite 200
New Rochelle, New York 10801
(914) 774-8811 tel
rudyfx@gmail.com




Copies to:
 Peter N. Weiner, Esq.
& Associates
137 Fifth Avenue, 10th Floor
New York, New York 10010
(212) 228-5066 tel






Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act,
please check the following box and list the Securities Act
Registration Statement number of the earlier effective
Registration Statement for the same offering. [  ]
______________________________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ] ______________________________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ] ______________________________

If this Form is filed to register securities for an offering to be made on a continuous or delayed basis pursuant to Rule 415 under the Securities Act, please check the following box. [X]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filed or a smaller reporting company

	Large accelerated filer    [  ]       	Accelerated filer
[  ]
	Non-accelerated filer      [  ]       	Smaller reporting
company     [X]


	CALCULATION OF REGISTRATION FEE




Propose
d
Proposed



Maximum
Maximum


Amount
Offerin
g
Aggregat
e

Title of Each
Class
to be
Price
Offering
Amount
of
of Securities to
be
Registere
d
Per
Share
Price
Registr
ation
Registered
(1)
($)
($) (2)
Fee ($)





Shares of Common
Stock, $0.001 Par
Value

3,000,000
$
3.3333
(2)
$10,000,
000
$348.54
Shares of  Stock,
$0.001 Par Value

7,000,000
$
0.001
(3)
$
7,000
$813.27
Total Fee Due

10,000,00
0
$
$10,007,
000
$1,161.
81


1	Of the 10,000,000 authorized shares registered pursuant to
this registration statement 3,000,000 shares are being offered by a direct offering, and 7,000,000 shares are offered by the selling shareholders who will offer their shares at a fixed price of $.001, as permitted by applicable law, until the company begins trading on the OTCBB or listed on a securities exchange.

2	Estimated solely for purposes of calculating the
registration fee in accordance with Rule 457 of the Securities
Act, based upon the fixed price of the direct offering.

3	Estimated solely for purposes of calculating the
registration fee in accordance with Rule 457 of the Securities Act, based upon the fixed price of the direct offering. The Company will derive no financial benefit from the sales of these shares. The shares will be offered at prevailing market prices or privately negotiated prices.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the Prospectus. Any representation to the contrary is a criminal offense.









Prospectus

	RSR Development Corp.

3,000,000 Shares of Common Stock

$3.3333 per share


This is the initial offering of common stock of RSR Development Corp. (RSR) and no public market currently exists for the securities being offered. RSR ("Company," "we," "us," and "our") is offering on a "self-underwritten" best efforts basis (Direct Public Offering - DPO), 3,000,000 shares of its common stock at a fixed price of $3.3333 per share for a period not to exceed 180 days from the date of this prospectus. The shares are offered directly through our officers and directors. No commission or other compensation related to the sale of the shares will be paid to our officers and directors. Our officers and directors will not register as a broker-dealer with the Securities and Exchange Commission in reliance on Rule 3a4-1 of the Securities Exchange Act. The intended methods of communication include, without limitation, telephone and personal contact. For more information, see the section titled "Plan of Distribution" herein.

The proceeds from the sale of the 3,000,000 shares in this offering will be payable to the Company.

In addition, RSR intends to register an additional 7,000,000 common shares of its issued and outstanding shares. The Company will derive no financial benefit from the sales of these shares. The shares will be offered at $.001 per share until shares of our common stock are quoted on the OTC Bulletin Board, or listed for trading or quoted on any other public market, and thereafter at prevailing market prices or privately negotiated prices. The offering will end no later than 180 days from the date of this prospectus. If we sell the maximum number of shares prior to 180 days from the date of this prospectus, the offering will end on or about the date that we sell the maximum number of shares. In addition, if we abandon the offering for any reason prior to 180 days from the date of this prospectus, we will terminate the offering.

Officers and directors of the issuer and affiliates thereof will not be purchasing any shares in this offering.

Prior to this offering, there has been no public market for the Company's common stock.

RSR has had no operations. Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford a complete loss of your investment. Prior to this offering, there has been no public market for RSR's common stock.




Underwrit
ing

Number of

Discounts
&
Proceeds to
the
Shares
Offering
Price
Commissio
ns
Company




3,000,000
$3.3333
$    0.00
$10,000,000




This investment involves a high degree of risk. You should purchase shares only if you can afford a complete loss of your investment. See the section titled "Risk Factors" beginning on Page 7 of this Prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. RSR may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

RSR does not plan to use this offering prospectus before the effective date.

GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of its assets and the liquidation of its liabilities in the normal course of business. However, the Company has minimal or no revenues, has accumulated a loss during its development stage, and currently lacks the capital to pursue its business plan. This raises substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from this uncertainty.

	The Company does not plan to use this offering Prospectus before the effective date.

	Subject to Completion, Dated May 26, 2011


	TABLE OF CONTENTS

	PAGE
SUMMARY OF PROSPECTUS	- 1
    General Information about Our Company	- 1
    The Offering	- 2
RISK FACTORS	- 5
I.     RISKS ASSOCIATED WITH OUR COMPANY	- 5
II.    RISKS ASSOCIATED WITH OUR BUSINESS	- 9
III.   RISKS ASSOCIATED WITH OUR INDUSTRY	- 15
IV.   RISKS ASSOCIATED WITH THIS OFFERING	- 17
USE OF (NET) PROCEEDS	- 23
DETERMINATION OF OFFERING PRICE	- 25
DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES	- 26
SELLING SHAREHOLDERS	- 27
PLAN OF DISTRIBUTION	- 28
     Offering will be Sold by Our Officers and Directors	- 29
     Terms of the Offering	- 29
     Deposit of Offering Proceeds	- 31
     Procedures for and Requirements for Subscribing	- 31
DESCRIPTION OF SECURITIES	- 31
INTERESTS OF NAMED EXPERTS AND COUNSEL	- 32
DESCRIPTION OF OUR BUSINESS	- 32
     General Information	- 32
     Industry Analysis	- 33
     The Target Market	- 34
     Status of Any Publicly Announced Services	- 35
     Competition	- 35
     Marketing Plan & Sales Strategy	- 36
     Operations	- 37
     Management & Organization	- 37
     Long Term Development & Exit Plan	- 38
     Patents and Trademarks	- 39
     Government and Industry Regulation	- 39
     Research and Development Activities	- 39
     Environmental Laws	- 39
     Employees and Employment Agreements	- 39
DESCRIPTION OF PROPERTY	- 40
LEGAL PROCEEDINGS	- 40
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS	- 40
STOCK TRANSFER AGENT	- 40
REPORTS/FINANCIAL STATEMENTS	- 41
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION	- 49
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING
      AND FINANCIAL DISCLOSURE	- 52
OFFICERS AND KEY PERSONNEL OF THE COMPANY	- 52
DIRECTORS OF THE COMPANY	- 52
PRINCIPAL STOCKHOLDERS	- 53
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	- 54
INDEMNIFICATION	- 54
AVAILABLE INFORMATION	- 55

PART II--INFORMATION NOT REQUIRED IN PROSPECTUS	- 56

INDEMNIFICATION OF DIRECTORS AND OFFICERS	- 56
OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION	- 56
RECENT SALES OF UNREGISTERED SECURITIES	- 56
EXHIBITS	- 56
UNDERTAKINGS	- 57
SIGNATURES	- 59


RSR Development Corp.
277 North Avenue, Suite 200
New Rochelle, New York 10801
(914) 774-8811 tel
	rudyfx@gmail.com



SUMMARY OF PROSPECTUS

You should read the following summary together with the more detailed business information, financial statements and related notes that appear elsewhere in this Prospectus regarding RSR Development Corp. (the "Company"). In this Prospectus, unless the context otherwise denotes, references to "we," "us," "our," and "RSR" are to the Company.

A CAUTIONARY NOTE ON FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements, which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," or "continue" or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled "Risk Factors," that may cause our or our industry's actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

GENERAL INFORMATION ABOUT OUR COMPANY OUR COMPANY

We were organized in Nevada on April 18, 2011 and our year-end is December 31.

OUR BUSINESS

We are a start-up stage company. We are a company without significant revenues; we have minimal assets and have incurred losses since inception. We are developing a platform to acquire franchise rights to established restaurant brands, build out and operate such restaurants throughout the United States of America generally, initially focusing on the upstate region of New York between the upper counties and Buffalo. This offering contemplates the acquisition of rights to and the opening of approximately ten (10) such restaurants.



WHERE YOU CAN FIND US

Our offices are located at:

RSR Development Corp.
277 North Avenue, Suite 200
New Rochelle, New York 10801
(914) 774-8811 tel
rudyfx@gmail.com

Agent for service:
Nevada Management Team Ltd.
1468 James Road
Gardnerville, NV  89460
(775) 629-4064

RSR Development Corp. (RSR) is an independent business entity whose primary business is the acquisition of franchise rights to established restaurant brands, and to build out, open, and operate such restaurants throughout the United States of America generally, initially focusing on the upstate region of New York between the upper counties and Buffalo. The core activity of the Company is the acquisition of rights to and the opening and operation of approximately ten (10) such restaurants.

We endeavor to leverage our financial and management experience with proven franchise restaurant know-how in order to maximize investor returns through scale and centralized management and technology synergies. Only well-branded, well-regarded and well-managed and profitability proven restaurant franchises will be considered.

RSR's experienced management team is experienced, qualified and positioned to effect its business plan. RSR's primary function is to efficiently acquire restaurant franchise rights to approximately ten (10) sites, and build, open and operate these restaurants in a profitable manner

The Company plans to expand its holdings nationwide, as well as internationally, in the ever-expanding global market place.

THE OFFERING

We are offering for sale up to a maximum of 3,000,000 shares of our common stock directly to the public. There is no underwriter involved in this offering. We are offering the shares without any underwriting discounts or commissions. The purchase price is $3.3333 per share. If all of the shares offered by us are purchased, the gross proceeds before deducting expenses of the offering will be up to $10,000,000 to the company. The expenses associated with this offering are estimated to be $250,000 or approximately 2.5% of the gross proceeds of $10,000,000 if all the shares offered by us are purchased. If all the shares offered by us are not purchased, then the percentage of offering expenses to gross proceeds will be higher and a lower amount of proceeds will be realized from this offering. If we are unsuccessful in raising sufficient gross proceeds from this offering, then it is possible that our offering expenses may exceed our gross proceeds.


	This is our initial public offering and no public market currently exists for shares of our common stock. We can offer no assurance that an active trading market will ever develop for our common stock.

	The offering will terminate six months after this registration statement is declared effective by the Securities and Exchange Commission

Securities Being
Offered:		3,000,000 Shares of common stock, $.001 par
value, at a fixed price of $3.3333 per share, and an additional 7,000,000 common shares held by the selling shareholders, for which the Company will receive no financial benefit. The selling shareholders will offer their shares at a fixed price of $.001 until the company begins trading on the OTCBB or listed on a securities exchange.

Offering Price per
Share:			$3.3333.

Offering Period:	The shares are being offered for a period
not to exceed 180 days from the "effective date."

Net Proceeds to Our
Company:		$10,000,000 Maximum less expenses. We will not
receive proceeds from the sale of the 7,000,000 common shares offered by our selling shareholders.

Use of Proceeds:	We intend to use the proceeds to acquire
restaurant franchise rights and suitable business premises, inclusive of "build-out" and outfitting, and commence operations for up to ten
(10) retail restaurant outlets.

Number of Shares
Outstanding
Before the Offering:	 10,000,000

Number of Shares
Outstanding
After the Offering:	 10,000,000

Our officers, directors, control persons and/or affiliates do not intend to purchase any shares in this offering. There is no required minimum number of shares to be purchased.

This is a self-underwritten public offering (Direct Public Offering - DPO), with no minimum purchase requirement. Shares will be offered on a best efforts basis and we do not intend to use an underwriter for this offering. We do not have an arrangement to place the proceeds from this offering in an escrow, trust, or similar account. Any funds raised from the offering will be immediately available to us for our immediate use.






SELECTED SUMMARY FINANCIAL DATA

This table summarizes our operating and balance sheet data as of the periods indicated. You should read this summary financial data in conjunction with the "Plan of Operations" and our audited financials.

Balance Sheet Data:


ASSETS:
April 30,
2011
Current Assets:

Cash and cash equivalents
	$1,000
Other Assets:

Intellectual Property

Equipment and Furnishings

TOTAL ASSETS:
	$1,000
	LIABILITIES AND STOCKHOLDER'S DEFICIT

Accrued Expenses
	$25,000
Loans from Shareholders/Insiders

TOTAL LIABILITIES:
	$25,000


Common stock, par value $0.001;
100,000,000 shares authorized, 7,000,000
issued and outstanding
	$7,000
Stock Subscription Receivable
	($6,000)
Deficit accumulated during development
stage
	($25,000)
Total stockholder's deficit
	($24,000)


TOTAL LIABILITIES AND STOCKHOLDER'S
DEFICIT:
	$1,000











Statement of Operations Data:



As of April
30, 2011
(Audited)
Revenues
	$0
Total operating expenses
	$25,000
Net (loss)
	($25,000)
Net (loss) per share
	($0.03)


Weighted average number of shares

     Outstanding - basic and diluted
	1,000,000


       	RISK FACTORS
       You should carefully consider the risks and uncertainties described below and the other information in this prospectus before making an investment in our class A shares. Our business, financial condition or results of operations could be materially and adversely affected if any of these risks occurs, and as a result, the market price of our class A shares could decline and you could lose all or part of your investment.
       This prospectus also contains forward-looking statements that involve risks and uncertainties. See "Cautionary Statement Regarding Forward-Looking Statements." Our actual results could differ materially and adversely from those anticipated in these forward-looking statements as a result of certain factors, including the risks facing our company or investments in Latin America and the Caribbean described below and elsewhere in this prospectus.

I.	RISKS ASSOCIATED WITH OUR COMPANY

Investment in the securities offered hereby involves certain risks and is suitable only for investors of substantial financial means. Prospective investors should carefully consider the following risk factors in addition to the other information contained in this Prospectus, before making an investment decision concerning the common stock.

WE MAY CONTINUE TO LOSE MONEY, AND IF WE DO NOT ACHIEVE
PROFITABILITY, WE MAY NOT BE ABLE TO CONTINUE OUR BUSINESS.

	We have, in our history, generated no significant revenues from operations, have incurred substantial expenses, and have sustained losses. In addition, we expect to continue to incur significant operating expenses. As a result, we will need to generate significant revenues to achieve profitability, which may not occur. Even if we do achieve profitability, we may be unable to sustain or increase profitability on a quarterly or annual basis in the future. We expect to have quarter-to-quarter fluctuations in revenues, expenses, losses, and cash flow, some of which could be significant. Results of operations will depend upon numerous factors, some beyond our control, market acceptance of our products, and services and competition.

THE COMPANY IS SUBJECT TO THE RISKS INHERENT IN THE CREATION OF
A NEW BUSINESS.

	The Company is subject to substantially all the risks inherent in the creation of a new business. As a result of its small size and capitalization and limited operating history, the Company is particularly susceptible to adverse effects of changing economic conditions and consumer tastes, regulation, competition, and other contingencies or events beyond the control of the Company. It may be more difficult for the Company to prepare for and respond to these types of risks and the risks described elsewhere in this Registration Statement than for a company with an established business and operating cash flow.

AS OF MAY 30, 2011 WE DO NOT HAVE ANY SIGNED AGREEMENTS OR
CONTRACTS WITH ANY SIGNIFICANT BUSINESS SOURCES, FRANCHISORS OR
STRATEGIC ALLIANCES/PARTNERS

	While the Company believes it has a viable business plan, our ability to grow revenues is dependant on agreements and relationships with significant business sources, franchisors and/or strategic alliances/partners throughout the United States generally, initially focusing on the upstate region of New York between the upper counties and Buffalo. While we have not secured any firm commitments, we feel confident that our attempts to secure franchise rights in well branded restaurants will receive serious consideration.

COMPETITION, REGULATORY FACTORS, ERRORS AND OMISSIONS INSURANCE,
AND CHANGES IN LEGAL INDUSTRY MAY HAVE A MATERIAL ADVERSE EFFECT
ON OUR REVENUE, RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

	At this time, as a result of technology, the economy, the regulatory and political landscapes, and the competitive nature of the business, the food industry on the whole and retail restaurants specifically are experiencing significant changes and reallocation of resources and, in general, are in a continual state of flux.

THE RETAIL RESTAURANT INDUSTRY HAS INHERENT OPERATIONAL RISKS
THAT MAY NOT BE ADEQUATELY COVERED BY INSURANCE.

	We can give no assurance that we will be adequately insured against all risks or that our insurers will pay a particular claim. Furthermore, in the future, we may not be able to obtain adequate insurance coverage at reasonable rates for our operations. We may also be subject to calls, or premiums, in amounts based not only on our own claim records but also the claim records of all other members of the protection and indemnity associations through which we may receive indemnity insurance coverage for tort and errors and omissions liability.
Our insurance policies may also contain deductibles, limitations and exclusions which, although standard in the legal/paralegal industry, may nevertheless increase our costs.

ANY FAILURE TO MAINTAIN ADEQUATE GENERAL LIABILITY, COMMERCIAL,
AND SERVICE LIABILITY INSURANCE COULD SUBJECT US TO SIGNIFICANT
LOSSES OF INCOME.

	We do not currently carry errors and omissions liability, general liability, service liability and commercial insurance, and therefore, we have no protection against any general, commercial and/or service liability claims. Any errors and omissions, general, commercial and/or service liability claims will have a material adverse effect on our financial condition. There can be no assurance that we will be able to obtain insurance on reasonable terms when we are able to afford it.

OUR REVENUE GROWTH RATE DEPENDS PRIMARILY ON OUR ABILITY TO
ACQUIRE FRANCHISE TERRITORY RIGHTS, AND OPEN, STAFF AND OPERATE
ADDITIONAL RETAIL OUTLETS.

	We may not be able to procure suitable franchise agreements and/or territories or identify, site, open and operate enough retail restaurant outlets to meet the goals of our business plan. Our ability to execute our business plan also depends on other factors, including:

	1.	negotiating franchise and premises agreements with
acceptable terms;
	2.	hiring and training qualified personnel;
	3.	managing franchise, construction, development and
operating costs at affordable levels;
	4.	cost and availability of labor, food and suppliers;
and
	5.	sustaining pricing levels which are acceptable to the
marketplace, provide profitable margins and ensure quality and timely service and food.

A FAILURE TO MANAGE OUR GROWTH EFFECTIVELY COULD HARM OUR
BUSINESS AND OPERATING RESULTS.

	Our plans call for a significant increase in our base of suitable franchise restaurant territories. Existing financial, technological, human resource and operations management controls and information systems may be inadequate to support our expansion. Managing our growth effectively will require us to continue to enhance these systems, procedures and controls and to hire, train and retain management and staff. We may not respond quickly enough to the changing demands that our expansion will impose on our management, employees and existing infrastructure. We also place a lot of importance on our culture, which we believe will be an important contributor to our success. As we grow, however, we may have difficulty maintaining our culture or adapting it sufficiently to meet the needs of our operations. Our failure to manage our growth effectively could harm our business and operating results.

FUTURE FRANCHISE RESTAURANT SALES AND/OR PROFIT MARGINS MAY NOT
BE PROFITABLE, AND THE INCREASES IN AVERAGE REVENUE THAT WE
EXPECT MAY NOT BE ACHIEVED.

	We expect our build-out of ten franchise restaurants to have an initial ramp-up period during which they generate revenue for RSR and profit margins below the levels at which we or they expect them to normalize. This is in part due to the time it takes to build a customer base in a new territory and optimize operational and management efficiencies. Our ability to service new outlets profitably and increase average revenue will depend on many factors, some of which are beyond our control, including:

	1.	executing our vision effectively;
	2.	initial food and service quality;
	3.	competition from other competitors in the restaurant
and food service industries;
	4.	changes in customer preferences and discretionary
spending; and
	5.	general economic conditions.

OUR QUARTERLY OPERATING RESULTS MAY FLUCTUATE SIGNIFICANTLY AND
COULD FALL BELOW THE EXPECTATIONS OF INVESTORS DUE TO VARIOUS
FACTORS.

	Our quarterly operating results may fluctuate significantly because of various factors, including:

	1.	the impact of competitors entering the industry;
	2.	the cost of food and restaurant supplies;
	3.	marketing, advertising and franchise costs and fees;
	4.	cost-effective availability of qualified human
resources;
	5.	variations in general economic conditions
	6.	changes in client preferences and discretionary
spending;
	7.	increases in infrastructure and operations costs; and
	8.	fluctuations in cost of goods/services sold.

Because of these factors, results for any one quarter are not necessarily indicative of results to be expected for any other quarter or for any year. In the future, our operating results may fall below the expectations of investors. In that event, the value of our Common Stock or other securities would likely decrease.

OUR CUSTOMERS, FRANCHISORS (AND THEIR FRANCHISEES) AND
COMPETITORS COULD TAKE ACTIONS THAT HARM OUR REPUTATION AND
REDUCE OUR PROFITS.

	Given the extremely competitive environment that a successful launch could engender, as well as the real possibility of operational shortcomings, changes in customer preferences and incidents negatively affecting the franchise brand, are all factors likely to be attributed to our system-wide operations and could adversely affect our reputation and have a direct negative impact on our profits.

OUR REVENUE IS SUBJECT TO VOLATILITY BASED ON REGULATORY
CLIMATE, FRANCHISE FEES, AND COMPETITION.

	Local regulation, franchise agreement obligations and unforeseen competition may adversely impact our operations, expansion capability and profit margins.

DEVELOPING OUR BUSINESS MAY REQUIRE SIGNIFICANT CAPITAL IN THE
FUTURE WE MAY NOT BE ABLE TO RAISE ADDITIONAL CAPITAL ON
ACCEPTABLE TERMS.

	Developing our business and effecting our business plan may require significant capital in the future. To meet our capital needs, we expect to rely on our cash flow from operations and potentially, third-party financing. Third-party financing may not, however, be available on terms favorable to us, or at all.
Our ability to obtain additional funding will be subject to various factors, including market conditions, our operating performance, lender sentiment, our creditworthiness and our ability to incur additional debt in compliance with other contractual restrictions, such as our franchise agreements and/or financial covenants under any future credit facility.
These factors may make the timing, amount, terms and conditions of additional financings unattractive. Our inability to raise capital could impede our growth.

LITIGATION COULD ADVERSELY AFFECT US BY DISTRACTING MANAGEMENT,
INCREASING OUR EXPENSES OR SUBJECTING US TO MATERIAL MONEY
DAMAGES AND OTHER REMEDIES.

	Our customers, suppliers, competitors and/or franchisors could file complaints or lawsuits against us alleging that we are responsible for some damages they or related third-parties were caused to suffer as a result of RSR actions or inactions. We are also subject to a variety of other claims arising in the ordinary course of our business, including negligence claims, contract claims, regulatory and/or licensure claims and claims alleging violations of federal and state law regarding workplace and employment matters, discrimination and similar matters, and we could become subject to class action or other lawsuits related to these or different matters in the future. Regardless of whether any claims against us are valid, or whether we are ultimately held liable, claims may be expensive to defend and may divert time and money away from our operations and hurt our performance. A judgment significantly in excess of our insurance coverage for any claims could materially and adversely affect our financial condition or results of operations. Any adverse publicity resulting from these allegations may also materially and adversely affect our reputation or prospects, which in turn could adversely affect our results.

WE MAY INCUR COSTS RESULTING FROM SECURITY RISKS WE MAY FACE IN
CONNECTION WITH OUR ELECTRONIC PROCESSING AND TRANSMISSION OF
CONFIDENTIAL CUSTOMER INFORMATION.

	We will rely on commercially available software and other technologies to provide security for processing and transmission of customer credit card data. Our systems could be compromised in the future, which could result in the misappropriation of customer information or the disruption of systems. Either of those consequences could have a material adverse effect on our reputation and business or subject us to additional liabilities.

II.	RISKS ASSOCIATED WITH OUR BUSINESS

OUR RIGHTS TO OPERATE FRANCHISE BRANDED RESTAURANTS ARE DEPENDANT UPON OUR ABILITY TO SECURE FRANCHISE AGREEMENTS WITH DESIRABLE FRANCHISORS AND OUR INABILITY TO PROCURE ALL OR SOME OF THOSE INTENDED WOULD ADVERSELY AFFECT OUR BUSINESS PLAN, RESULTS OF OPERATIONS, FINANCIAL CONDITION AND PROSPECTS.

	Our rights to franchise and operate suitable branded restaurants in desirable territories, and therefore our ability to conduct our business, derive exclusively from the rights granted to us by third-party franchisors. As a result, our ability to effect our business plan is dependent upon our contractual relationship with potential franchisors. We cannot assure that potential franchisors will engage in franchise agreements with us upon favorable terms relating to costs and fees, terms, territories, and the like.

	As the franchise brands we seek, and our relationship with suitable franchisors are among our primary competitive strengths, our ability to secure favorable franchise agreements with suitable franchisors would materially and adversely affect our business, results of operations, financial condition and prospects.

OUR BUSINESS DEPENDS ON OUR RELATIONSHIP WITH POTENTIAL
FRANCHISORS, WHICH SUCH RELATIONSHIPS MAY ADVERSELY AFFECT OUR
BUSINESS, RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

	Our rights to operate and franchise branded restaurants in desirable territories, and therefore our ability to conduct our business profitably, derive exclusively from the rights granted to us by third-party franchisors. As a result, our revenues are dependent on the continued existence of our contractual relationships with such franchisors.

	Franchisors have the ability to exercise substantial influence over the conduct of our business. Such influence includes control of quality assurance, approved suppliers, maintenance of capital reserves, business arrangements, and banking requirements, to list a few. We may not be able incur debt above certain financial ratios, nor transfer the equity interests of our subsidiaries, any significant portion of their assets or any of the real estate properties we own without a franchisor's consent, and the franchisor could have the right to approve or disapprove the appointment of senior management. In addition, potential franchisors may require us to reinvest a significant amount of money on reimaging our existing restaurants, opening new restaurants and advertising at their discretion. We cannot assure you that we will have available the funds necessary to finance these commitments in addition to our construction and operation expenses, and their satisfaction may require us to incur additional indebtedness, which could adversely affect our financial condition. Failure to comply with these commitments could constitute a material breach of the franchise agreements and may lead to a termination of same.

	In addition, franchisors typically do not guarantee any of our financial obligations, including trade payables or outstanding indebtedness, and has no obligation to do so.

	If the terms of the executed franchise agreements excessively restrict our ability to operate our business or if we are unable to satisfy our restaurant opening and reinvestment commitments under the MFAs, our business, results of operations and financial condition would be materially and adversely affected.

	Franchisors may reserve the right to acquire all or portions of our business upon the occurrence of certain events and, in the case of a material breach, may acquire our public and/or non-public shares or our interests at a discount of their fair market value.

POTENTIAL FRANCHISORS MAY REQUIRE THE RIGHT TO ACQUIRE ALL OR
PORTIONS OF OUR BUSINESS UPON THE OCCURRENCE OF CERTAIN EVENTS
AND/OR MATERIAL BREACH OF THE FRANCHISE AGREEMENT

	Pursuant to the franchise agreements, the franchisor may reserve the right to acquire our public and/or non-public shares or our interests upon the occurrence of certain events, including the death or permanent incapacity of our controlling shareholder, senior management or a material breach of the franchise agreement. Potential franchisors may additionally reserve the option to acquire a percentage, or all, of our non-public shares at 100% of their fair market value during a predetermined period following the death or permanent incapacity of Mr. Stonewell, our Chairman, CEO and controlling shareholder.

	We may be required to deliver to franchisors perfected security interests in the equity interests of the Company to protect their interests against material breach of the franchise agreement. If the franchisor were to exercise its right to acquire our interests as a result of a material breach, our business, results of operations and financial condition would be materially and adversely affected.

THE FAILURE TO SUCCESSFULLY MANAGE RAPID GROWTH MAY ADVERSELY
AFFECT OUR RESULTS OF OPERATIONS.

	Our growth will be, to a significant extent, dependent on new restaurant openings. There are many obstacles to opening new restaurants, including determining the availability of desirable locations, securing reliable suppliers, training new personnel and negotiating acceptable lease or purchase terms, and, in times of adverse economic conditions, franchisees may be more reluctant to provide the investment required to open new restaurants and may have difficulty obtaining sufficient financing. It is therefore possible that we may not be able to successfully maintain our recent growth rate.

	We intend to plan our capital expenditures on an annual basis, taking into account historical information, regional economic trends, restaurant opening and reimaging plans, site availability and the investment requirements of the franchisors in order to maximize our returns on invested capital. The success of our investment plan may, however, be harmed by factors outside our control, such as changes in macroeconomic conditions, changes in demand and construction difficulties that could jeopardize our investment returns and our future results and financial condition.

WE DEPEND ON ORAL AND/OR SHORT-TERM AGREEMENTS WITH THIRD-PARTY
SUPPLIERS AND DISTRIBUTORS FOR THE PROVISION OF PRODUCTS THAT
ARE NECESSARY FOR OUR OPERATIONS.

	We anticipate relying upon oral and/or short-term (or even piecemeal) agreements with third-party suppliers and distributors for the provisions of products that will be necessary for our operations.

	Supply chain management is an important element of our success and a crucial factor in optimizing our profitability. We hope to contract with franchisors who provide some degree of centralized supply chain management model, which relies on approved third-party suppliers and distributors for goods, and anticipate the use of several suppliers to satisfy our needs for goods. This system encompasses selecting and developing suppliers of core products who are able to comply with the franchisor's quality standards, and establishing sustainable relationships with these suppliers. We anticipate that suitable franchisors' standards will related to and include cleanliness, product consistency, timeliness, following recognized manufacturing practices, meeting or exceeding all local food regulations and compliance with our Hazard Analysis Critical Control Plan, a systematic approach to food safety that emphasizes protection within the processing facility, rather than detection, through analysis, inspection and follow-up.

	Our largest suppliers will account for a substantial portion of our purchases. Agreements with such providers will typically be oral and/or short-term. We therefore will strive to develop strong relationships with such approved suppliers. However, the informal nature of the majority of these relationships means that we may not be assured of long-term or reliable supplies of products from those suppliers.

	If our suppliers fail to provide us with products in a timely manner due to unanticipated demand, production or distribution problems or financial distress, if our suppliers decide to terminate their relationship with us or if a franchisor determines that any product or service offered by an approved supplier is not in compliance with its standards and we are obligated to terminate our relationship with such supplier, we may have difficulty finding replacement suppliers because of the requirement that we only use approved suppliers. As a result, we may face inventory shortages that could negatively affect our operations.

OUR FINANCIAL CONDITION AND RESULTS OF OPERATIONS DEPEND, TO A
CERTAIN EXTENT, ON THE FINANCIAL CONDITION OF SPECIFIC
RESTAURANTS AND THEIR ABILITY TO ATTAIN AND MAINTAIN
PROFITABILITY.

	Despite centralized management, each restaurant is stand-alone and will be independently operated by managers over whom we exercise control through employment agreements. Our operating results depend to a certain extent on the restaurant profitability and financial viability. The concurrent failure by a significant number of restaurants to meet their revenue goals and/or financial obligations to us could jeopardize our ability to meet our obligations.

	In addition, we will remain liable for our monthly payment of a continuing franchise fees which represents a percentage of those franchised restaurants' gross sales. To the extent that respective restaurants fail to generate enough profit margin to pay these fees in full, the Company remains fully responsible for any shortfall. As such, the concurrent failure by a significant number of restaurants to generate sufficient revenues to pay the continuing franchise fees could have a material adverse effect on our results of operations and financial condition.

WE DO NOT HAVE FULL OPERATIONAL CONTROL OVER THE BUSINESSES OF
OUR RESTAURANTS.

	We are dependent on respective restaurant management to maintain our contractually obligated quality, service and cleanliness standards, and their failure to do so could materially affect the franchise brand and harm our future growth. Although we will exercise significant control over respective restaurant management through employment agreements and oversight, individual managers will have some flexibility in their operations, including the ability to set prices for products in their restaurants, hire employees and select certain service providers. In addition, it is possible that some such managers may not operate their restaurants in accordance with our quality, service and cleanliness, health or product standards. Although we intend to take corrective measures if respective restaurant management fails to maintain the requisite quality, service and cleanliness standards, we may not be able to identify and rectify problems with sufficient speed and, as a result, our image and operating results may be negatively affected.

OWNERSHIP AND LEASING OF A BROAD PORTFOLIO OF REAL ESTATE
EXPOSES US TO POTENTIAL LOSSES AND LIABILITIES.

	The Company will acquire leaseholds and/or real property ownership for its restaurant facilities. The value of these assets could decrease or rental costs could increase due to changes in local demographics, the investment climate and increases in taxes.
	It is anticipated that the majority of our restaurant locations will be subject to long-term leases. We may not be able to renew leases on acceptable terms or at all, in which case we would have to find new locations to lease or be forced to close the restaurants. If we are able to negotiate a new lease at an existing location, we may be subject to a rent increase. In addition, current restaurant locations may become unattractive due to changes in neighborhood demographics or economic conditions, which may result in reduced sales at these locations.

THE SUCCESS OF OUR BUSINESS IS DEPENDENT ON THE EFFECTIVENESS OF
OUR MARKETING STRATEGY.

	Market awareness will be essential to our continued growth and financial success. Pursuant to our franchise agreement, we intend to create, develop and coordinate marketing plans and promotional activities throughout our footprint. Franchisors will require us to spend a significant percentage of our sales on advertising and promotional activities. In addition, it is anticipated that franchisors will reserve the right to review and approve our marketing plans in advance and may request that we cease using the materials or promotional activities at any time if they determine that same are detrimental to the brand image. If our advertising programs are not effective, or if our competitors begin spending significantly more on advertising than we do, we may be unable to attract new customers or existing customers may not return to our restaurants and our operating results may be negatively affected.

WE MAY USE NON-COMMITTED LINES OF CREDIT TO PARTIALLY FINANCE
OUR WORKING CAPITAL NEEDS.

	We use non-committed lines of credit to partially finance our working capital needs. Given the nature of these lines of credit, they could be withdrawn and no longer be available to us, or their terms, including the interest rate, could change to make the terms no longer acceptable to us. The availability of these lines of credit depends on the level of liquidity in financial markets, which can vary based on events outside of our control, including financial or credit crises. Any inability to draw upon our non-committed lines of credit could have an adverse effect on our working capital, financial condition and results of operations.
COVENANTS AND EVENTS OF DEFAULT IN THE INDENTURE GOVERNING OUR SENIOR NOTES COULD LIMIT OUR ABILITY TO UNDERTAKE CERTAIN TYPES OF TRANSACTIONS AND ADVERSELY AFFECT OUR LIQUIDITY.

	The Company anticipates the issuance of senior debt and hybrid debt/equity in connection with its raising of capital. Anticipated indentures governing such senior notes will most likely contain negative and financial covenants and events of default that may limit our financial flexibility and ability to undertake certain types of transactions. For instance, we anticipate being subject to negative covenants that restrict our activities, including restrictions on: incurring additional indebtedness; paying dividends; redeeming, repurchasing or retiring our capital stock; making investments; creating liens; creating limitations on the ability of our restricted subsidiaries to pay dividends, make loans or transfer property to us; engaging in transactions with affiliates; selling assets, including capital stock of our subsidiaries; and consolidating, merging or transferring assets.

	If we fail to satisfy the covenants set forth in the indenture or another event of default occurs under the indenture, all of our indebtedness under the senior notes could become immediately due and payable. If the senior notes become immediately due and payable and we do not have sufficient cash on hand to pay all amounts due, we could be required to sell assets, to refinance all or a portion of our indebtedness or to obtain additional financing. Refinancing may not be possible and additional financing may not be available on commercially acceptable terms, or at all.

OUR INABILITY TO ATTRACT AND RETAIN QUALIFIED PERSONNEL MAY
AFFECT OUR GROWTH AND RESULTS OF OPERATIONS.

	We intend to deploy a strong management team with broad experience in restaurant ownership/ management, product development, supply chain management, operations, finance, marketing and training. Our significant growth places substantial demands on our management team, and our continued growth could increase those demands. In addition, pursuant to the franchise agreements, the franchisor will likely reserve the right to approve the appointments of our chief executive officer, chief operating officer and/or senior management. Our ability to manage future growth will depend on the adequacy of our resources and our ability to continue to identify, attract and retain qualified personnel. Failure to do so could have a material adverse effect on our business, financial condition and results of operations.

	Also, the success of our operations depends in part on our ability to attract and retain qualified regional and restaurant managers and general staff. If we are unable to recruit and retain our employees, or fail to motivate them to provide quality food and service, our image, operations and growth could be adversely affected.

THE RESIGNATION, TERMINATION, PERMANENT INCAPACITY OR DEATH OF OUR CEO COULD ADVERSELY AFFECT OUR BUSINESS, RESULTS OF OPERATIONS, FINANCIAL CONDITION AND PROSPECTS.
Due to Mr. Stonewell's unique experience and leadership capabilities, it would be difficult to find a suitable successor for him if he were to cease serving as our CEO and Chairman for any reason. In addition, pursuant to the franchise agreements, it is anticipated that the franchisors shall reserve the right to approve the appointment of our chief executive officer. If accord cannot be reached between the Company and franchisor, the franchisor may designate a temporary CEO in its sole discretion pending our submission of information relating to a further candidate and the franchisor's approval of that candidate. In the event of Mr. Stonewell's death or permanent incapacity, the franchisor may have reserved the right to acquire all of our non-public shares for a predetermined period of time thereafter. A delay in finding a suitable successor CEO could adversely affect our business, results of operations, financial condition and prospects.

LABOR SHORTAGES OR INCREASED LABOR COSTS COULD HARM OUR RESULTS
OF OPERATIONS.

	Our operations depend in part on our ability to attract and retain qualified restaurant managers and crew. While the turnover rate varies significantly among categories of employees, due to the nature of our business, experience has demonstrated a high rate of turnover among our crew and we may not be able to replace departing crew with equally qualified or motivated staff.

	Furthermore, controlling labor costs will be critical to our results of operations, and we will closely monitor those costs. Some of our employees will be paid minimum wages; any increases in minimum wages or changes to labor regulations in our geographic footprint could increase our labor costs. For example, laws relating to the payment of overtime wages and the provision of health insurance to all employees, etc. These or similar regulations, if adopted, may have an adverse impact on our results of operations. Competition for employees could also cause us to pay higher wages.

A FAILURE BY A FRANCHISOR TO PROTECT ITS INTELLECTUAL PROPERTY
RIGHTS, INCLUDING ITS BRAND IMAGE, COULD HARM OUR RESULTS OF
OPERATIONS.

	The profitability of our business depends in part on consumers' perception of the strength of the potential franchisor's brand. Under the terms of the franchise agreement, we anticipate being required to assist the franchisor with protecting its intellectual property rights. Nevertheless, any failure by the franchisor to protect its proprietary rights could harm its brand image, which could affect our competitive position and our results of operations. If we or the franchisor fails to identify unauthorized filings of the franchisor's trademarks and imitations thereof, and we or the franchisor do not adequately protect franchisor's trademarks and copyrights, the infringement of franchisor's intellectual property rights by others may cause harm to franchisor's brand image and decrease our sales.

ANY TAX INCREASE OR CHANGE IN TAX LEGISLATION MAY ADVERSELY
AFFECT OUR RESULTS OF OPERATIONS.

	Our effective tax rate will depend on the effectiveness of our tax planning abilities. Our income tax position and effective tax rate will be subject to uncertainty as our income tax position for each year depends on the profitability of Company-operated restaurants in tax jurisdictions that levy a broad range of income tax rates. It is also dependent on changes in the valuation of deferred tax assets and liabilities, the impact of various accounting rules, changes to these rules and tax laws and examinations by various tax authorities. If our actual tax rate differs significantly from our estimated tax rate, this could have a material impact on our financial condition. In addition, any increase in the rates of taxes, such as income taxes, excise taxes, value added taxes, and sales and use taxes could negatively affect our business. We cannot assure you that any governmental authority in any tax jurisdiction in which we operate will not increase taxes or impose new taxes on our products in the future.

NEGATIVE RESOLUTION OF DISPUTES WITH TAXING AUTHORITIES IN ANY
OF THE JURISDICTIONS IN WHICH WE OPERATE MAY NEGATIVELY AFFECT
OUR BUSINESS AND RESULTS OF OPERATIONS.

	Should the company become engaged in disputes with tax authorities, the Company could become liable for the legal defense thereof and any resulting liability. Litigation and other pressure tactics could expose our business to financial and reputational risk. Given that we intend to conduct our business in various tax jurisdictions, we may become subject to multi-jurisdictional private and governmental lawsuits, including but not limited to lawsuits relating to labor and employment practices, taxes, trade and business practices, franchising, intellectual property, consumer, real property, landlord tenant, environmental, advertising, nutrition and antitrust matters. We cannot guarantee that we will not be subject to these types of lawsuits in the future. We may also be the target of pressure tactics such as strikes, boycotts and negative publicity from suppliers, distributors, employees, special interest groups and customers that may negatively affect our reputation.

III.	CERTAIN FACTORS RELATING TO OUR INDUSTRY

THE FOOD SERVICES INDUSTRY IS INTENSELY COMPETITIVE AND WE MAY
NOT BE ABLE TO COMPETE SUCCESSFULLY.

	Although competitive conditions in the QSR industry vary by the locale in which we intend to conduct our operations, we anticipate competing with many well-established restaurant companies on price, brand image, quality, sales promotions, new product development and restaurant locations. Since the restaurant industry has few barriers to entry, our competitors are diverse and range from national and international restaurant chains to individual, local restaurant operators. Our largest competitors include other well branded and positioned QSRs as well as local purveyors, We expect competition to increase as our competitors continue to expand their operations, introduce new products and aggressively market their brands.

	If any of our competitors offers products that are better priced or more appealing to the tastes of consumers, increases its number of restaurants, obtains more desirable restaurant locations, provides more attractive financial incentives to management personnel, franchisees or hourly employees or has more effective marketing initiatives than we do in any of the markets in which we operate, this could have a material adverse effect on our results of operations.

INCREASES IN COMMODITY PRICES OR OTHER OPERATING COSTS COULD
HARM OUR OPERATING RESULTS.

	Food and paper costs can represent as much as one-third or more of our anticipated total revenues. We rely on commodities and foodstuffs. The cost of food and supplies depends on several factors, including national and/or global supply and demand, weather conditions, fluctuations in energy costs and tax incentives, all of which makes us susceptible to substantial price and currency fluctuations. Due to the competitive nature of the restaurant industry, we may be unable to pass increased operating costs on to our customers, which could have an adverse effect on our results of operations.

Demand for our products may decrease due to changes in consumer preferences or other factors.
Our competitive position depends on our continued ability to offer items that have a strong appeal to consumers. If consumer dining preferences change due to dietary inclinations and our consumers begin to seek out alternative restaurant options, our financial results might be adversely affected. In addition, negative publicity surrounding our products could also materially affect our business and results of operations.

OUR BUSINESS ACTIVITY MAY BE NEGATIVELY AFFECTED BY DISRUPTIONS,
CATASTROPHIC EVENTS OR HEALTH PANDEMICS.

	Unpredictable events beyond our control, including war, terrorist activities, and natural disasters, could disrupt our operations and those of our franchisees, suppliers or customers, have a negative effect on consumer spending or result in political or economic instability. These events could reduce demand for our products or make it difficult to ensure the regular supply of products through our distribution chain.

	In addition, incidents of health pandemics, food-borne illnesses or food tampering could reduce sales in our restaurants. Widespread illnesses such as avian influenza, the H1N1 influenza virus (or swine flu), e-coli, bovine spongiform encephalopathy (or "mad cow" disease), hepatitis A or salmonella could cause customers to avoid meat or fish products. For example, the swine flu outbreak in Argentina and Mexico in 2009 significantly impacted our sales in those countries. Furthermore, our reliance on third-party food suppliers and distributors increases the risk of food-borne illness incidents being caused by third-party food suppliers and distributors who operate outside of our control and/or multiple locations being affected rather than a single restaurant. Media reports of health pandemics or food-borne illnesses found in the general public or in any QSR could dramatically affect restaurant sales in one or several countries in which we operate, or could force us to temporarily close an undetermined number of restaurants. As a restaurant company, we depend on consumer confidence in the quality and safety of our food. Any illness or death related to food that we serve could substantially harm our operations. While we maintain extremely high standards for the quality of our food products and dedicate substantial resources to ensure that these standards are met, the spread of these illnesses is often beyond our control and we cannot assure you that new illnesses resistant to any precautions we may take will not develop in the future.

	In addition, our industry has long been subject to the threat of food tampering by suppliers, employees or customers, such as the addition of foreign objects to the food that we sell. Reports, whether true or not, of injuries caused by food tampering have in the past negatively affected the reputations of QSR chains and could affect us in the future. Instances of food tampering, even those occurring solely at competitor restaurants could, by causing negative publicity about the restaurant industry, adversely affect our sales on a local, regional, national or systemwide basis. A decrease in customer traffic as a result of public health concerns or negative publicity could materially affect our business, results of operations and financial condition.

RESTRICTIONS ON PROMOTIONS AND ADVERTISEMENTS DIRECTED AT
FAMILIES WITH CHILDREN AND REGULATIONS REGARDING THE NUTRITIONAL
CONTENT OF CHILDREN'S MEALS MAY HARM RESPECTIVE BRAND IMAGES AND
OUR RESULTS OF OPERATIONS.

	A significant portion of our business depends on our ability to make our product offerings appealing to families with children. Governmental, regulatory or insurance restrictions and/or other legal considerations or restrictions on the ways in which we market our products, may have a negative impact on our results of operations. In general, regulatory developments that adversely impact our ability to promote and advertise our business and communicate effectively with our target customers, including restrictions on the use of licensed characters may have a negative impact on our results of operations.

ENVIRONMENTAL LAWS AND REGULATIONS MAY AFFECT OUR BUSINESS.

	We are subject to various environmental laws and regulations. These laws and regulations govern, among other things, discharges of pollutants into the air and water and the presence, handling, release and disposal of and exposure to, hazardous substances. These laws and regulations provide for significant fines and penalties for noncompliance. Third parties may also assert personal injury, property damage or other claims against owners or operators of properties associated with release of, or actual or alleged exposure to, hazardous substances at, on or from our properties.

	Liability from environmental conditions relating to prior, existing or future restaurants or restaurant sites, including franchised restaurant sites, may have a material adverse effect on us. Moreover, the adoption of new or more stringent environmental laws or regulations could result in a material environmental liability to us.

WE MAY BE ADVERSELY AFFECTED BY LEGAL ACTIONS, CLAIMS OR
DAMAGING PUBLICITY WITH RESPECT TO OUR PRODUCTS.

	We could be adversely affected by legal actions and claims brought by consumers or regulatory authorities in relation to the quality of our products and eventual health problems or other consequences caused by our products or by any of their ingredients. We could also be affected by legal actions and claims brought against us for products made in a jurisdiction outside the jurisdictions where we are operating. An array of legal actions, claims or damaging publicity may affect our reputation as well as have a material adverse effect on our revenues and businesses.

IV.	RISKS ASSOCIATED WITH THIS OFFERING

PURCHASERS IN THIS OFFERING WILL HAVE LIMITED CONTROL OVER
DECISION MAKING BECAUSE RUDOLPH SOUTHWELL, THE COMPANY'S CEO AND
ITS OFFICERS AND DIRECTORS WILL CONTROL NOT LESS THAN 70% OF THE
COMPANY'S ISSUED AND OUTSTANDING COMMON STOCK.

	Presently, Rudolph Southwell, the Company's CEO, together with senior management, control or will control 7,000,000 shares of the outstanding common stock of the Company. Because of such ownership, investors in this offering will have limited control over matters requiring approval by RSR shareholders, including the election of directors. Assuming that all 10,000,000 shares of this offering are sold, Mr. Southwell would retain 40% control over the Company's common stock and the officers and directors of the Company would collectively control 30% of the Company's common stock. Such concentrated control may also make it difficult for RSR stockholders to receive a premium for their shares of RSR in the event the Company enters into transactions which require stockholder approval. In addition, certain provisions of local and federal law could have the effect of making it more difficult or more expensive for a third party to acquire, or of discouraging a third party from attempting to acquire control of the Company. For example, some jurisdictions provides for cumulative voting whereby a majority of the stockholders may be required to remove a director, which may make it more difficult for a third party to gain control of the Company. This concentration of ownership limits the power to exercise control by the minority shareholders.

INVESTORS MAY LOSE THEIR ENTIRE INVESTMENT IF RSR FAILS TO
IMPLEMENT ITS BUSINESS PLAN.

	The Company expects to face substantial risks, uncertainties, expenses, and difficulties because it is a development-stage company. RSR was formed in Nevada on April 18, 2011. The Company has no demonstrable operations record of substance upon which investors can evaluate the Company's business and prospects. RSR prospects must be considered in light of the risks, uncertainties, expenses and difficulties frequently encountered by companies in their early stages of development. The Company cannot guarantee that it will be successful in accomplishing its objectives.

THE REPORT OF OUR INDEPENDENT AUDITORS INDICATES UNCERTAINTY
CONCERNING OUR ABILITY TO CONTINUE AS A GOING CONCERN AND THIS
MAY IMPAIR OUR ABILITY TO RAISE CAPITAL TO FUND OUR BUSINESS
PLAN.

	Our independent auditors have raised substantial doubt about our ability to continue as a going concern. We cannot assure you that this will not impair our ability to raise capital on attractive terms. Additionally, we cannot assure you that we will ever achieve significant revenues and therefore remain a going concern.

COMPETITORS WITH MORE RESOURCES MAY FORCE US OUT OF BUSINESS.

	We will compete with many well-established franchise and restaurant operators. We will compete with other new entrants into the market space. Aggressive sales and marketing, as well as pricing by our competitors or the entrance of new competitors into our markets could reduce our revenue and profit margins.

RSR MAY NOT BE ABLE TO ATTAIN PROFITABILITY WITHOUT ADDITIONAL
FUNDING, WHICH MAY BE UNAVAILABLE.

	The Company has limited capital resources. To date, the Company has funded its operations from limited funding and has not generated sufficient (or any) cash from operations to be profitable. Unless and until the Company begins to generate sufficient revenues to finance operations as a going concern, the Company may experience liquidity and solvency problems. Such liquidity and solvency problems may force the Company to cease operations if additional financing is not available. No known alternative resources of funds are available to the Company in the event it does not have adequate proceeds from this offering. However, the Company believes that the net proceeds of the Offering will be sufficient to satisfy the start-up and initial operating requirements for at least the next twelve (12) months.

THE COSTS TO MEET OUR REPORTING AND OTHER REQUIREMENTS AS A
PUBLIC COMPANY SUBJECT TO THE EXCHANGE ACT OF 1934 WILL BE
SUBSTANTIAL AND MAY RESULT IN US HAVING INSUFFICIENT FUNDS TO
EXPAND OUR BUSINESS OR EVEN TO MEET ROUTINE BUSINESS
OBLIGATIONS.

	If we become a public entity, subject to the reporting requirements of the Securities Exchange Act of 1934, we will incur ongoing expenses associated with professional fees for accounting, legal and a host of other expenses for annual reports and proxy statements. We estimate that these accounting, legal and other professional costs could range up to $75,000 per year or more.

WE MAY HAVE DIFFICULTY IN ATTRACTING AND RETAINING MANAGEMENT AND OUTSIDE INDEPENDENT MEMBERS TO OUR BOARD OF DIRECTORS AS A RESULT OF THEIR CONCERNS RELATING TO THEIR INCREASED PERSONAL EXPOSURE TO LAWSUITS AND STOCKHOLDER CLAIMS BY VIRTUE OF HOLDING THESE POSITIONS IN A PUBLICLY-HELD COMPANY.

	The directors and management of publicly-traded corporations are increasingly concerned with the extent of their personal exposure to lawsuits and stockholder claims, as well as governmental and creditor claims which may be made against them, particularly in view of recent changes in laws imposing additional duties, obligations and liabilities on management and directors. Due to these perceived risks, directors and management are also becoming increasingly concerned with the availability of directors and officers' liability insurance to pay on a timely basis the costs incurred in defending such claims. We currently do not carry directors and officers' liability insurance. Directors' and officers' liability insurance has recently become much more expensive and difficult to obtain. If we are unable to provide directors and officers' liability insurance at affordable rates or at all, it may become increasingly more difficult to attract and retain qualified outside directors to serve on our board of directors.

	We may lose potential independent board members and management candidates to other companies that have greater directors and officer's liability insurance to insure them from liability or to companies that have revenues or have received greater funding to date, which can offer more lucrative compensation packages. The fees of directors are also rising in response to their increased duties, obligations and liabilities as well as increased exposure to such risks. As a company with a limited operating history and limited resources, we will have a more difficult time attracting and retaining management and outside independent directors than a more established company due to these enhanced duties, obligations and liabilities.

YOU MAY NOT BE ABLE TO SELL YOUR SHARES IN RSR BECAUSE THERE IS
NO PUBLIC MARKET FOR THE COMPANY'S STOCK.

	There is currently no established public trading market for our securities and an active trading market in our securities may not develop or, if developed, may not be sustained. A market maker is needed to file an application with FINRA on our behalf so as to be able to quote the shares of our common stock on the Over the Counter Bulletin Board ("OTC Bulletin Board") maintained by FINRA. Commencing upon the effectiveness of our registration statement of which this Prospectus is a part we will seek out a market maker The OTCBB is not a listing service or exchange, but is instead a dealer quotation service for subscribing members. There can be no assurance that the market maker's application will be accepted by FINRA, nor can we estimate as to the time period that the application will require. If for any reason our common stock is not quoted on the OTC Bulletin Board or a public trading market does not otherwise develop, purchasers of the shares may have difficulty selling their common stock should they desire to do so. No market makers have committed to becoming market makers for our common stock at this time and none may do so.

	There is no public market for the Company's common stock. Rudolph Southwell, an officer and director, currently holds and/or controls 70% of the RSR issued and outstanding common stock. Therefore, the current and potential market for RSR common stock is limited. No market is available for investors in RSR common stock to sell their shares if the Company does not acquire listing status. The Company cannot guarantee that a meaningful trading market will develop.

	If RSR stock ever becomes tradable, of which the Company cannot guarantee success the trading price of RSR common stock could be subject to wide fluctuations in response to various events or factors, many of which are or will be beyond the Company's control. In addition, the stock market may experience extreme price and volume fluctuations, which, without a direct relationship to the operating performance, may affect the market price of the Company stock.

INVESTORS IN THIS OFFERING WILL BEAR A SUBSTANTIAL RISK OF LOSS
DUE TO IMMEDIATE AND SUBSTANTIAL DILUTION

	The principal shareholder of RSR, Rudolph Southwell, who also serves as its CEO, acquired and/or controls 7,000,000 restricted shares of the Company $.001 par common stock for services. Upon the sale of the common stock offered hereby, the investors in this offering will experience an immediate and substantial "dilution." Therefore, the investors in this offering will bear a substantial portion of the risk of loss. Additional sales of the Company common stock in the future could result in further dilution. Please refer to the section titled "DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES" herein.

ALL OF RSR ISSUED AND OUTSTANDING COMMON SHARES ARE RESTRICTED UNDER RULE 144 OF THE SECURITIES ACT, AS AMENDED. WHEN THE RESTRICTION ON THESE SHARES IS LIFTED, AND THE SHARES ARE SOLD IN THE OPEN MARKET, THE PRICE OF RSR COMMON STOCK COULD BE ADVERSELY AFFECTED.

	All of the presently outstanding shares of common stock to be issued, aggregating 10,000,000 shares of common stock, are "restricted securities" as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available. Rule 144, as amended, is an exemption that generally provides that a person who has satisfied a one year holding period for such restricted securities may sell, within any three month period (provided the company is current in its reporting obligations under the Exchange Act), subject to certain manner of resale provisions, an amount of restricted securities which does not exceed the greater of 1% of a company's outstanding common stock or the average weekly trading volume in such securities during the four calendar weeks prior to such sale. The Company currently has one shareholder who owns and/or controls 7,000,000 restricted shares or 70% of the outstanding common stock. When these shares become unrestricted and available for sale, the sale of these shares by this individual, whether pursuant to Rule 144 or otherwise, may have an immediate negative effect upon the price of the Company common stock in any market that might develop.

RSR IS SELLING THE SHARES OFFERED IN THIS PROSPECTUS WITHOUT AN
UNDERWRITER AND MAY NOT BE ABLE TO SELL ANY OF THE SHARES
OFFERED HEREIN.

	The Company's officers and directors are offering the common shares on a best-efforts basis on the Company's behalf. There is no broker-dealer retained as an underwriter and no broker-dealer is under any obligation to purchase any common shares. There are no firm commitments to purchase any of the shares in this offering. Consequently, there is no guarantee that the Company is capable of selling all, or any, of the common shares offered hereby.

IF WE FAIL TO REMAIN CURRENT ON OUR REPORTING REQUIREMENTS, WE
COULD BE REMOVED FROM THE OTC BULLETIN BOARD, WHICH WOULD LIMIT
THE ABILITY OF BROKER-DEALERS TO SELL OUR SECURITIES AND THE
ABILITY OF STOCKHOLDERS TO SELL THEIR SECURITIES IN THE
SECONDARY MARKET.

	Companies trading on the OTC Bulletin Board must be reporting issuers under Section 12 of the Exchange Act, and must be current in their reports under Section 13 of the Exchange Act, in order to maintain price quotation privileges on the OTC Bulletin Board. If we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board. As a result, the market liquidity for our securities could be adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

	This is our initial registration and there is currently no established public trading market for our securities and an active trading market in our securities may not develop or, if developed, may not be sustained. A market maker is needed to file an application with FINRA on our behalf so as to be able to quote the shares of our common stock on the OTCBB maintained by FINRA. Commencing upon the effectiveness of our registration statement of which this Prospectus is a part we will seek out a market maker. There can be no assurance that the market maker's application will be accepted by FINRA, nor can we estimate as to the time period that the application will require. If for any reason our common stock is not quoted on the Over the Counter Bulletin Board or a public trading market does not otherwise develop, purchasers of the shares may have difficulty selling their common stock should they desire to do so. No market makers have committed to becoming market makers for our common stock and none may do so.

DIVIDEND RISK

	At present, we are not in a financial position to pay dividends on our common stock and future dividends will depend on our profitability. Investors are advised that until such time the return on our common stock is restricted to an appreciation in the share price.

OUR COMMON STOCK IS SUBJECT TO THE "PENNY STOCK" RULES OF THE SECURITIES AND EXCHANGE COMMISSION, AND THE TRADING MARKET IN OUR COMMON STOCK IS LIMITED, WHICH MAKES TRANSACTIONS IN OUR STOCK CUMBERSOME AND MAY REDUCE THE INVESTMENT VALUE OF OUR STOCK.

	Our shares of common stock are "penny stocks" because they are not registered on a national securities exchange or listed on an automated quotation system sponsored by a registered national securities association, pursuant to Rule 3a51-1(a) under the Exchange Act. For any transaction involving a penny stock, unless exempt, the rules require:

  		That a broker or dealer approve a person's account for transactions in penny stocks; and

  		That the broker or dealer receives from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Securities and Exchange Commission relating to the penny stock market, which sets forth the basis on which the broker or dealer made the suitability determination.
Additionally, the broker or dealer must receive a signed, written agreement from the investor prior to the transaction.

  		Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

  		Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading, the commission's payable to both the broker-dealer and the registered representative, current quotations for the securities, and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

THE MARKET FOR PENNY STOCKS HAS SUFFERED IN RECENT YEARS FROM
PATTERNS OF FRAUD AND ABUSE.

	Stockholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include:

  		Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

		Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

		Boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced salespersons;

		Excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and

	The wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequential investor losses.

	Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities. The occurrence of these patterns or practices could increase the volatility of our share price.

SHARES ELIGIBLE FOR FUTURE SALE BY OUR CURRENT STOCKHOLDERS MAY
ADVERSELY AFFECT OUR STOCK PRICE.

	To date, we have had no trading volume in our common stock. As long as this condition continues, the sale of a significant number of shares of common stock at any particular time could be difficult to achieve at the market prices prevailing immediately before such shares are offered. In addition, sales of substantial amounts of common stock under Securities and Exchange Commission Rule 144 or otherwise could adversely affect the prevailing market price of our common stock and could impair our ability to raise capital at that time through the sale of our securities.

	This is our initial registration and there is currently no established public trading market for our securities and an active trading market in our securities may not develop or, if developed, may not be sustained. A market maker is needed to file an application with FINRA on our behalf so as to be able to quote the shares of our common stock on the OTCBB maintained by FINRA commencing upon the effectiveness of our registration statement of which this Prospectus is a part. There can be no assurance that the market maker's application will be accepted by FINRA, nor can we estimate as to the time period that the application will require. If for any reason our common stock is not quoted on the Over the Counter Bulletin Board or a public trading market does not otherwise develop, purchasers of the shares may have difficulty selling their common stock should they desire to do so. No market makers have committed to becoming market makers for our common stock and none may do so.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

	This Prospectus contains forward-looking statements about the Company's business, financial condition, and prospects that reflect RSR management's assumptions and beliefs based on information currently available. The Company can give no assurance that the expectations indicated by such forward-looking statements will be realized. If any of the Company assumptions should prove incorrect, or if any of the risks and uncertainties underlying such expectations should materialize, the actual results may differ materially from those indicated by the forward-looking statements.

	The key factors that are not within the Company's control and that may have a direct bearing on operating results include, but are not limited to, the Company's ability to establish a customer base, managements' ability to raise capital in the future, the retention of key employees and changes in the regulation of the industry in which the Company functions.

	There may be other risks and circumstances that management may be unable to predict to sustain operations. When used in this Prospectus, words such as, "believes," "expects,"
"intends," "plans," "anticipates," "estimates" and similar expressions are intended to identify and qualify forward-looking statements, although there may be certain forward-looking statements not accompanied by such expressions.

USE OF NET PROCEEDS

Our offering is being made in a direct public offering, without the involvement of underwriters or broker-dealers. The table below sets forth the use of net proceeds from this offering:

	Gross Proceeds	  					$10,000,000
	Offering Expenses	  				$                0
	Net Proceeds	  					$10,000,000

The net proceeds ($10,000.00) will be used as follows:*

	Acquisition of Franchise Rights				$  50,000
	Information Technology/Software Acquisition	  	$  50,000
	Premises acquisition and build-out*			$800,000
	Legal fees and regulatory compliance			$  50,000
	Working Capital	  				$  50,000

		* Per restaurant unit. Each particular restaurant will cost approximately
		$1,100,000 to open.

USE OF PROCEEDS

The net proceeds to us from the sale of up to 3,000,000 shares offered at a public offering price of $3.3333 per share will vary depending upon the total number of shares sold. Regardless of the number of shares sold, we expect to incur offering expenses estimated at approximately $250,000 for legal, accounting, and other costs in connection with this offering. The table below shows the intended net proceeds from this offering we expect to receive for scenarios where we sell various amounts of the shares. Since we are making this offering without any minimum requirement, there is no guarantee that we will be successful at selling any of the securities being offered in this prospectus. Accordingly, the actual amount of proceeds we will raise in this offering, if any, may differ. The Company will build-out and open as many retail restaurant outlets (up to 10) as capital raised hereby provides for.

PERCENT OF NET PROCEEDS RECEIVED



25%
50%
100%
Shares Sold
750,000
1,500,0
00
3,000,0
00
Gross Proceeds
$2,500,
000
$5,000,
000
$10,000
,000
Less Offering Expenses
($250,0
00)
($250,0
00)
($250,0
00)
Net Offering Proceeds
$
2,250,0
00
$4,750,
000
$9,750,
000

Inasmuch as our offering expenses are estimated to be $250,000, if we sell only 25% of the offering, we will likely have limited funds for deployment and operations of only two (2) retail restaurant outlets, unless our actual Offering Expenses are less than the estimates and/or payments are deferred.

Our offering expenses are comprised of legal and accounting expenses, investor relations, SEC and EDGAR filing fees. Our officers and Directors will not receive any compensation for their efforts in selling our shares.

We intend to use the proceeds of this offering in the manner and in order of priority set forth above. We do not intend to use the proceeds to acquire assets or finance the acquisition of other businesses. At present, no material changes are contemplated (other than the particular franchisor(s) contracted with). Should there be any material changes in the projected use of proceeds in connection with this offering, we will issue an amended prospectus reflecting the new uses.

WITHOUT REALIZING THE OFFERING PROCEEDS, THE COMPANY WILL NOT BE
ABLE TO CONTINUE WITH PLANNED OPERATIONS AND IMPLEMENT ITS
BUSINESS PLAN.

We were re-organized in the State of Nevada on April 18, 2011. We have not started operations. We are developing our infrastructure (management, research and development, operations, marketing and sales, and information technology) that will enable us to target and contract with suitable restaurant franchisors and retail restaurant outlet sites. Our initial market is the United States generally, initially focusing on the upstate region of New York between the upper counties and Buffalo. We have not generated any revenues. Our primary activity has been geared to the development of a business plan and our infrastructure.

We have no plans to change our planned business activities or to combine with another business, and we are not aware of any events or circumstances that might cause these plans to change. We have not begun any operations and will not begin such operations until we have completed this offering, or a significant portion thereof. Our plan of operation is prospective and there is no assurance that we will ever begin full-scale operations. Our prospects for profitability are not favorable if you consider numerous service based companies which have failed to achieve profits with similar plans.

We have not conducted any market research into the likelihood of success of our operations or the acceptance of our products or services by the public.

DETERMINATION OF OFFERING PRICE

The offering price of the common stock has been arbitrarily determined and bears no relationship to any objective criterion of value. The price does not bear any relationship to the Company's assets, book value, historical earnings, or net worth. In determining the offering price, management considered such factors as the prospects, if any, for similar companies, anticipated results of operations, present financial resources and the likelihood of acceptance of this offering.

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES IF ALL SHARES
OFFERED ARE SOLD

"Dilution" represents the difference between the offering price of the shares of common stock and the net book value per share of common stock immediately after completion of the offering. "Net Tangible Book Value" is the amount that results from subtracting total liabilities and intangible assets from total assets.
Dilution arises mainly as a result of our arbitrary determinatio n of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also the result of the lower book value of the shares held by our existing shareholders.

After giving effect to the sale of 3,000,000 shares of Common Stock offered by the Company hereby, that is the maximum number of shares offered hereby, at an assumed initial public offering price per share of $3.3333 and the application of the estimated net proceeds therefrom (after deducting underwriting discounts and other estimated offering expenses), the net tangible book value of the Company as of April 30, 2011, under the assumptions set forth above and after giving effect to the sale of maximum number of shares offered hereby, would increase from $0.00 to $1.00 per share. This represents an immediate increase in the net tangible book value of $1.00 per share to current shareholders, and an immediate dilution of $2.3333 per share to new investors or 69.9%.

The following table summarizes the per share dilution:

Public offering price per share
$	3.3333
     Net tangible book value per share
before this offering
$	0.0000
     Increase per share attributable to
new investors
$	1.0000
Adjusted net tangible book value per
share after this offering
$	1.0000
Dilution per share to new investors
$	2.3333
Percentage dilution
$	70.0%



DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES IF ONLY 25%
($2,500,000) OFFERED ARE SOLD

After giving effect to the sale of only 750,000 shares of Common Stock offered by the Company hereby (25% of the offering) at an assumed initial public offering price per share of $3.3333 and the application of the estimated net proceeds therefrom (after deducting underwriting discounts and other estimated offering expenses), the net tangible book value of the Company as of April 30, 2011, under the assumptions set forth above and after giving effect to the sale of 25% of the maximum number of shares offered hereby, would increase from $0.00 to $0.25 per share. This represents an immediate increase in the net tangible book value of $0.25 per share to current shareholders, and an immediate dilution of $3.083 per share to new investors or 92.4%.

The following table summarizes the per share dilution:

Public offering price per share
$	3.3333
     Net tangible negative book value
per share before this offering
$	(0.0034)
     Increase per share attributable to
new investors
$	1.0000
Adjusted net tangible book value per
share after this offering
$	0.9726
Dilution per share to new investors
$	2.3607
Percentage dilution
$	70.82%

The following tables set forth for the maximum number of shares offered hereby as of April 30, 2011, (1) the number of shares of Common Stock purchased from the Company, the total consideration paid to the Company and the average price per share paid by the current shareholders, and (2) the number of shares of Common Stock offered by the Company and total consideration to be paid by new investors in this offering at an offering price of $3.3333 per share.





  	  			        Shares Purchased	Total Consideration
Average Price
	 			Number	   	Percent	          Amount
	Perc
ent 	Per
Share

	Current shareholders	  7,000,000    	70.0%	$
7,000.00
0%
0.0010

	New Investors		  3,000,0001    	30.0%	$
10,000,00
0.00
	100%
3.3333

	Total			10,000,000	100%	$   10,007,000.00
	100%


SELLING SHAREHOLDERS

The following table sets forth the shares beneficially owned, as of April 30, 2011 by the selling shareholders prior to the offering contemplated by this Prospectus, the number of shares each selling security holder is offering by this Prospectus and the number of shares which each would own beneficially if all such offered shares are sold.

Beneficial ownership is determined in accordance with Securities and Exchange Commission rules. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to dispose of, or to direct the disposition of, the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The common shares being offered for resale by the selling security holders consist of 7,000,000 shares of our common stock held by three (3) shareholders. We are registering a total of 7,000,000 shares to three (3) holders who received shares in consideration for their services rendered in reliance upon the exemption provided under section 4(2) of the Securities Act.

None of the selling shareholders is a registered broker-dealer or an affiliate of a registered broker-dealer. Each of the selling shareholders has acquired his, her or its shares pursuant to a private placement solely for investment and not with a view to or for resale or distribution of such securities. The shares were offered and sold to the selling shareholders at a purchase price of $0.001 per share in a private placement, pursuant to the exemption from the registration under the Securities Act provided by section 4(2) of the Securities Act. None of the selling shareholders are affiliates or controlled by our affiliates and none of the selling shareholders are now or were at any time in the past an officer or Director of ours or of any of our predecessors or affiliates.

The percentages below are calculated based on 10,000,000 shares of our common stock issued and outstanding. We do not have any outstanding options, warrants or other securities presently exercisable for or convertible into shares of our common stock.












Name of
Selling
Stockholder
and
Position,
Office or
Material
Relationshi
p with
Company






Common
Shares
Owned
by the
Selling
Stockho
lders(2
)






Total
Shares to
be
Registered
Pursuant to
this
Offering





Percent
age of
Common
Stock
Before
Offerin
g

Number
of
Shares
Owned
by
Sellin
g
Stockh
older
After
Offeri
ng and
Percen
t of
Total
and
Outsta
nding
(1)








Percen
tage
of
Common
Stock
after
Offeri
ng
1
..
Rudolph
Southwell
4,000,0
00
10,000,000
57.0%
4,000,
000
40.0%
2
..
Fabian
Rosario
1,500,0
00
10,000,000
21.5%
1,500,
000
15.0%
3
..
Tessle
Robinson
1,500,0
00
10,000,000
21.5%
1,500,
000
15.0%


PLAN OF DISTRIBUTION

We are offering for sale a maximum of 3,000,000 shares of our common stock in a self-underwritten offering directly to the public at a price of $3.3333 per share. There is no minimum amount of shares that we must sell in our direct offering, and therefore no minimum amount of proceeds will be raised. No arrangements have been made to place funds into escrow or any similar account. Upon receipt, offering proceeds will be deposited into our operating account and used to conduct our business and operations. We are offering the shares without any underwriting discounts or commissions. The purchase price is $3.3333 per share. If all 3,000,000 shares are not sold within 180 days from the date hereof the offering for the balance of the shares will terminate and no further shares will be sold.

Our offering price of $3.3333 per share was arbitrarily decided upon by our management and is not based upon earnings or operating history, does not reflect our actual value, and bears no relation to our earnings, assets, book value, net worth, or any other recognized criteria of value. No independent investment banking firm has been retained to assist in determining the offering price for the shares. Such offering price was not based on the price of the issuance to our founders. Accordingly, the offering price should not be regarded as an indication of any future price of our stock.

We anticipate applying for trading of our common stock on the over-the-counter (OTC) Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms a part. To have our securities quoted on the OTC Bulletin Board we must: (1) be a company that reports its current financial information to the Securities and Exchange Commission, banking regulators or insurance regulators; and (2) has at least one market maker who completes and files a Form 211 with NASD Regulation, Inc. The OTC Bulletin Board differs substantially from national and regional stock exchanges because it (1) operates through communication of bids, offers and confirmations between broker-dealers, rather than one centralized market or exchange; and, (2) securities admitted to quotation are offered by one or more broker-dealers rather than "specialists" which operate in stock exchanges. We have not yet engaged a market maker to assist us to apply for quotation on the OTC Bulletin Board and we are not able to determine the length of time that such application process will take. Such time frame is dependent on comments we receive, if any, from the NASD regarding our Form 211 application. Upon effectiveness of this registration we will seek out a market maker.

There is currently no market for our shares of common stock. There can be no assurance that a market for our common stock will be established or that, if established, such market will be sustained. Therefore, purchasers of our shares registered hereunder may be unable to sell their securities, because there may not be a public market for our securities. As a result, you may find it more difficult to dispose of, or obtain accurate quotes of our common stock. Any purchaser of our securities should be in a financial position to bear the risks of losing their entire investment.

SHARES IN THIS OFFERING WILL BE SOLD BY OUR OFFICERS AND
DIRECTORS

This is a self-underwritten offering with no minimum sale requirement. Our officers and directors will sell the Shares directly to the public, with no commission or other remuneration payable to them for any Shares that are sold by them. There are no plans or arrangements to enter into any contracts or agreements to sell the Shares with a broker or dealer. Mr. Southwell will sell the Shares and intends to offer them to friends, family members and business acquaintances and other interested third-parties and investors. In offering the securities on our behalf, they will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

Rule 3a4-1 sets forth those conditions under which a person associated with an Issuer may participate in the offering of the Issuer's securities and not be deemed to be a broker-dealer.
Those conditions are as follows:

a.	Our officers and directors are not subject to a
statutory disqualification, as that term is defined in
Section 3(a)(39) of the Act, at the time of their participation; and

b.	Our officers and directors will not be compensated in
connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;
and

c.	Our officers and directors are not, nor will they be
at the time of their participation in the offering, an associated person of a broker-dealer; and

d.	Our officers and directors meet the conditions of
paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange
Act, in that they (A) primarily perform, or intend primarily to perform at the end of the offering, substantial duties for or on behalf of our Company, other than in connection with transactions in securities; and (B) are not a broker or dealer, or have been associated person of a broker or dealer, within the preceding twelve months; and (C) have not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) and
(a)(4)(iii).

Our officers, directors, control persons and affiliates of same do not intend to purchase any shares in this offering.

TERMS OF THE OFFERING

The shares will be sold at the fixed price of $3.3333 per share until the completion of this offering. There is no minimum amount of subscription required per investor, and subscriptions, once received, are irrevocable.

This offering will commence on the effective date of this Prospectus and continue for a period not to exceed 180 days (the
"Expiration Date").

SALES BY SELLING SHAREHOLDERS

In addition to our offering of 3,000,000 shares at a fixed price of $3.3333 per share through the direct offering, the selling shareholders also may sell up to 7,000,000 common shares at a fixed price of $0.001 or prevailing market prices or privately negotiated prices once our shares of common stock are quoted on the Over-the-Counter Bulletin Board or listed for trading or quoted on any other public market.

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions:

  		on such public markets as the common stock may be trading;

  		in privately negotiated transactions; or

  		in any combination of these methods of distribution.

The sales price to the public may be:

  		$3.3333 as in this offering

  		the market price prevailing at the time of sale;

  		a price related to such prevailing market price; or

  		such other price as the selling shareholders determine.

We are bearing all costs relating to the registration of the common stock. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable laws and may, among other things:

  		not engage in any stabilization activities in connection with our common stock;

  		furnish each broker or dealer through which common stock may be offered, such copies of this Prospectus, as amended from time to time, as may be required by such broker or dealer; and

  		not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange
Act.

None of the selling shareholders will engage in any electronic offer, sale or distribution of the shares. Further, neither we nor any of the selling shareholders have any arrangements with a third party to host or access our Prospectus on the Internet.

The selling shareholders and any underwriters, dealers or agents that participate in the distribution of our common stock may be deemed to be underwriters, and any commissions or concessions received by any such underwriters, dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act. Shares may be sold from time to time by the selling shareholders in one or more transactions at a fixed offering price, which may be changed, or at any varying prices determined at the time of sale or at negotiated prices. We may indemnify any underwriter against specific civil liabilities, including liabilities under the Securities Act.

DEPOSIT OF OFFERING PROCEEDS

This is a "best effort," offering and, as such, we will be able to spend any of the proceeds. The funds will be transferred to our business account for use in the implementation of our business plans

PROCEDURES AND REQUIREMENTS FOR SUBSCRIPTION

If you decide to subscribe for any shares in this offering, you will be required to execute a Subscription Agreement and tender it, together with a check or certified funds to us. Subscriptions, once received by the Company, are irrevocable. All checks for subscriptions should be made payable to the Company. There is no minimum purchase requirement.

DESCRIPTION OF SECURITIES

Common Stock
Our authorized capital stock consists of 100,000,000 shares of common stock, $.0001 par value per share. The holders of our common stock (i) have equal ratable rights to dividends from funds legally available therefore, when and if declared by our Board of Directors; (ii) are entitled to share in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;
(iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and (iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

Non-Cumulative Voting
Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, the present stockholders will own 70% of our outstanding shares and the purchasers in this offering will own 30%.

Dividend Policy
The Company does not anticipate paying dividends on the Common Stock at any time in the foreseeable future. The Company's Board of Directors currently plans to retain earnings for the development and expansion of the Company's business. Any future determination as to the payment of dividends will be at the discretion of the Board of Directors of the Company and will depend on a number of factors including future earnings, capital requirements, financial conditions and such other factors as the Board of Directors may deem relevant.

INTERESTS OF NAMED EXPERTS AND COUNSEL

None of the below described experts or counsel have been hired on a contingent basis and none of them will receive a direct or indirect interest in the Company.

Our audited financial statements for the period ended April 30, 2011 included in this Prospectus have been audited by the firm of Demetrius & Company, L.L.C.

We include the financial statements in reliance on their report, given upon their authority as experts in accounting and auditing.

No attorney or law firm has been retained to render a legal opinion concerning the validity of the shares being offered and certain other legal matters.

STATUS OF ANY PUBLICLY ANNOUNCED NEW SERVICES

The Company currently has made no public announcements regarding its services.

DESCRIPTION OF OUR BUSINESS

RSR Development Corp. (RSR) was formed to develop a platform to acquire franchise rights to established restaurant brands, build out and operate such restaurants throughout the United States of America generally, initially focusing on the upstate region of New York between the upper counties and Buffalo. The primary business of the Company is the ownership and operation of well-branded retail, family restaurants.

GENERAL INFORMATION ABOUT OUR COMPANY

We are a development stage company. We are a company without revenues or operations; we have minimal assets and have incurred losses since inception. RSR is organized as a Nevada business C-corporation as is based in New Rochelle, New York.

RSR will seek to utilize its overall business experience and unique industry know-how to effectively identify well-branded and profitable restaurant franchises and acquire rights to same on favorable terms. The Company anticipates an aggressive build-out of up to ten (10) restaurant units over the next eighteen to twenty-four months.

The Company is currently in the start-up phase having seen some promise in its research of various available restaurant franchises. The founder has a proven track record in business building and financial planning and has seeded the company with comprehensive intelligence, know-how and service providing capability. RSR now seeks outside capital to implement its acquisition of suitable franchise rights, the construction and outfitting of restaurant outlets, as well as the marketing, IT, business development and implementation of growth strategies related to its business plan.

The organization's mission is to identify and acquire franchise rights in suitable family restaurant franchises in order to build out, open and operate up to ten (10) restaurant outlets within the United States generally, initially focusing on the upstate region of New York between the upper counties and Buffalo, attain profitability and attain optimal operation efficiencies within its first two years of funded operations and deliver high return on investment to its early round investors.

INDUSTRY ANALYSIS

Overview
Restaurant companies are essentially retailers of prepared foods, and their operating performance is influenced by many of the same factors that effect traditional retail stores. For the most part, restaurants have business models that are relatively easy to understand, and the array on the Value Line page is the same as that of a standard industrial company. Nonetheless, there are a number of unique factors to consider when making investment decisions regarding this large and segmented industry.

Although the restaurant industry is very competitive, the lifestyle changes created by modern living continue to fuel its steady growth. More and more people have less time, resources, and ability to cook for themselves. Trends are very important and Abonda is well positioned for the current interest in lighter, healthier foods at moderate to low prices.

The Restaurant Industry Today
The food service business is the third largest industry in the country. It accounts for over $240 billion annually in sales. The independent restaurant accounts for 15% of that total. The average American spends 15% of his/her income on meals away from home. This number has been increasing for the past seven years. In the past five years the restaurant industry has out-performed the national GNP by 40%. The reasons given by the Folkney Report (November 1994) are 1) lifestyle changes, 2) economic climate, and 3) increase of product variety.

There are 600 new restaurants opening every month and over 200 more needed to keep pace with increasing demand.

Future Trends & Strategic Opportunities
The predicated growth trend is very positive both in short and long-term projections. Folkney states again that as modern living creates more demands, people will be compelled to eat more meals away from home. The DMR Industrial Report (April
1995) estimates this as high as 30% over the next five years.

In 1988 The National Restaurant Association released the
Foodservice Industry 2000 report that forecasted how the industry might look in the year 2000. Some highlights from the panel's findings:

    * "Consumers will spend a greater proportion of their food dollar away from home.
    * Independent operators and entrepreneurs will be the main source of new restaurant concepts.
    * Nutritional concerns will be critical at all types of foodservice operations, and food flavors will be important.
    * Environmental concerns will receive increased attention."

Products & Related Services
RSR will target restaurant franchises that offer a menu of food and beverages with a distinctive "family" and/or "casual dining" image. There will be three ways to purchase these products; table service at the restaurant, take-out from the restaurant, and delivery to home or office.

The Menu
A typical RSR franchise menu (see appendices) will be moderate sized, and moderate-low priced offering of traditional and American items with a common theme - wholesome, hearty (i.e. "comfort foods"), flavorful, and familiar. Our goal is to create the image of satisfying, well priced and laid back dining.

There has been an increased awareness of nutritional and health concerns in recent years and a growing market of people who now eat this style of cooking regularly. In recognition of this trend, RSR will also offer healthy (low-fat, low cholesterol, natural ingredients) menu items.

Production
Food production and assembly will take place in the kitchen of the restaurant. Eggs, flour, fresh vegetables, meat and dairy products will be used to create most of the dishes from scratch. The chef will exercise strict standards of sanitation, quality production, and presentation or packaging over the kitchen and service staff.

Service
There will be three ways a customer can purchase food. They may sit down at one of the tables or counter seats in the dining room and get full service from a waitperson. A separate take-out counter will service those who wish to pick up their food. Most take-out food will be prepared to order with orders coming from either the telephone or fax. Delivery (an indirect form of take-out) will be available at certain times and to a limited area subject to management discretion.

Technologies
Computer and communication technologies are essential for management and operation of restaurants in order to most efficiently handle administrative, management and financial functions, control inventories, and maintain "real time" access to operations and cash-flows. Technology will also assist the Company with reducing waste and losses from thefts and negligence. In today's digital era, staying current with IT is mandatory for profitability of the Company.

THE TARGET MARKET

The market for RSR's intend food and service offerings covers a large area of diverse and densely populated groups. Individual retail outlets will be located in territories deemed by suitable franchisors to have substantial potential from high traffic and profitability. The Company will rely upon the expertise of the franchisor in connection with siting the location of its retail outlets.

Market Location & Customers

The customer base will come from 4 major segments:
$		Local population;
$		Colleges and Universities;
$		Tourism; and
$		Local businesses.


The food concept and product image of RSR retail restaurant
outlets will attract 4 different customer profiles:
$		Families
$		Students and Staff
$		Tourists
$		Business People

Market Trends & the Future

The potential for growth of the casual dining segment in the United States is highly correlated to the consumption, purchasing power and disposable income of the general population.

The population and demographics of potential sites for the Company's retail restaurant outlets will be analyzed and approved (or disapproved) by the franchisor. Clearly, territories in which population, tourism and/or business presence are increasing will be sought out.

It is anticipated that as the economy continues to recover, overall demand for the product and service offering contemplated by the Company will likewise increase.

STATUS OF ANY PUBLICLY ANNOUNCED SERVICES

None at this time.

COMPETITION

Competition between restaurants is intense, since dining options abound. And while there are certainly dominant players in this industry (especially among fast-food and casual dining purveyors), no one company has the market cornered. Indeed, virtually every restaurant location must compete not only against other publicly traded chains, but also a wide array of small, local establishments. Competitors include everything from delis and pizzerias to fine-dining restaurants. And, of course, it is relatively easy to forgo prepared foods, altogether, in favor of home cooking, which is usually a less expensive option. Thus, restaurant meals are discretionary purchases, and the industry tends to be highly cyclical.

The Company is currently considering a number of established and well branded casual dining franchises including, but not limited to, IHOP, Shoney's, Bob Evans, Big Boy, Waffle House, Cracker Barrel, Eat'n Park, Perkins, Friendly's, Bickford's, Huddle House, Golden Griddle, Ram's Horn, Village Inn, and Aggies. The Company is also considering a relatively new hamburger franchise known as Elevation Burger. The Company is currently performing its due diligence on IHOP and Elevation Burger. Although the large number of players in this market space presents an obvious challenge in terms of market share, it also indicates the presence of a large, strong potential. The newest competitors have made their successful entry based on an innovative concept or novelty, strength of branding, marketing and sales, and high-level quality control.

Competitor's Profile
Anticipated competitors with RSR for the target market are these categories of food providers:
		Independent table service restaurants of similar menu and price structure.
Chains and competitor franchises as discussed above.
Commercial foodservice companies serving students and businesses (e.g. office parks, etc.) directly.

Clearly all of the above candidates for franchise right acquisition will become RSR competitors. There is overlap with most regarding food selection, service quality and ambience, and pricing. Some are long-standing concerns and others are strong new-comers. What they have in common is strong brand recognition and equally strong franchise management and expertise.

Competitive Strategy
The Company will focus on a small number of key strategies to create market advantage over its competitors:
		Well branded, well managed franchisor
		Product identity, quality, and novelty
		Strong central AND local management
		High employee motivation and good sales attitude
		Innovative and aggressive service options

Our overall goal is that once they have tried a Company restaurant, their experience will be reinforced by friendly, efficient, knowledgeable service and an overall satisfactory dining experience. Return and repeat business will be facilitated by accessible take-out and possible delivery options.

MARKETING PLAN & SALES STRATEGY

Market Penetration
Entry into the market should not be a problem. The outlet site will be carefully selected for high visibility with heavy foot and/or automobile traffic all day long. The local residents, businesses and students are expected to support new restaurants and the tourists do not have fixed preferences. In addition, franchisors typically requiring significant budgeting for a pre-opening advertising and public relations campaign.

Marketing Strategy
Focusing on the unique aspect of the product theme (a quality and enjoyable casual dining experience), a mix of marketing vehicles established, tested and approved by the franchisor will be deployed to attractively convey our presence, our image, and our message. The anticipated marketing strategy will consist of some or all of the following elements:
	* Professional training - of staff and management
    	* Print media - local newspapers, magazines and student publications
    	* Broadcast media - national, regional and local programming and special interest shows
    	* Hotel guides, concierge relations, Chamber of Commerce brochures
    	* Direct marketing - subscriber lists, offices for delivery
    	* Misc. - yellow pages, internet, charity events

The marketing effort will be split into 3 phases:

1) Opening - An advanced notice to be distributed in accordance with franchise specifications to various media outlets.

2) Ongoing - A proven campaign which is created and deployed by the franchisor with the fees paid by the respective franchisees.

3) Point of sale - A well-trained staff can increase the average check as well as enhancing the customer's overall experience. Word-of-mouth referral is very important in building a customer base.

Future plans and Strategic Opportunities
Catering to offices (even outside of our local area) may become a large part of gross sales. At that point a sales agent would be hired to directly market our products for daily delivery or catered functions.

OPERATIONS

Facilities & Offices
The Company's headquarters are currently located at 277 North
Avenue, Suite 200, New Rochelle, New York 10801. Currently, no site have been selection for installation.

Hours of Operation
The restaurants will be open for breakfast, lunch and dinner 7 days a week. Service will begin at 6:00 AM and end at 11:00 PM.
The restaurants will be closed Christmas, Thanksgiving, and the Fourth of July.

Employee Training & Education
Employees will be trained not only in their specific operational duties but in the philosophy and applications of the franchisor's concept. Senior management may be provided training directly from the franchisor. They will receive extensive information from the chef and be kept informed of the latest information on healthy eating.

Systems & Controls
A big emphasis is being placed on extensive research into the quality and integrity of our products. They will constantly be tested for our own as well as the franchisor's high standards of service quality and food freshness and purity. Food costs and inventory control will be handled by our computer system and checked daily by management.

Food Production
Most food will be prepared on the premises. The kitchen will be designed for high standards of sanitary efficiency and cleaned daily. Food will be made mostly to order and stored in large coolers in the basement.

Delivery & Catering
Food for delivery may be similar to take-out (prepared to order) or it may be prepared earlier and stocked. Catering will be treated as deliveries.

MANAGEMENT & ORGANIZATION

Key Employees & Principals
Rudolph Southwell, President. Mr. Southwell is a business development specialist with particular skills in real estate and financial planning. His background in real estate includes organizing investments, construction, and negotiating leases. His background in financial planning includes business plans, fund raising, and promotion and training seminars.

Mr. Southwell brings with him a track record of success in various industries and sales. His management style is innovative and in keeping with the corporate style outlined in the mission statement.

Fabian Rosario, Vice-President. Mr. Rosario is currently a principal in an iHop franchise located in the Palisades Mall, West Nyack, New York. Mr. Rosario additionally has a significant marketing background and in the owner of Blazin Media, a marketing firm located in NYC.

Tessle Robinson, Secretary. Mr. Robinson is currently a principal in an iHop franchise located in the Palisades Mall, West Nyack, New York. He is a retired fireman assigned to the New York City Board of Education. Mr. Tessle is also a member of the Advisory Board of Project Angel, Inc. as well as the Van Nest Alliance.

Compensation & Incentives
RSR will offer competitive wages and salaries to all employees with benefit packages available to key personnel only.

Board of Directors
An experienced and "hands-on" board of directors will be assembled which represent some top professional from the area.

Consultants & Professional Support Resources
At the present, no outside consults have been retained.
Franchisors will be selected, in part, on the basis of their consulting function capability.

Management to be Added
We are presently searching for a general manager and executive chef. These key employees will be well chosen and given incentives for performance and growth. Upon commencement of construction, we will also seek to assemble an "opening team" to assist with retail outlet opening launches.

Management Structure & Style
Rudolph Southwell will be the President and Chief Operating Officer. The general manager and chef will report to him. The assistant manager and sous-chef will report to their respective managers, and all other employees will be subordinate to them.

Ownership
Rudolph Southwell and the initial stockholders will retain ownership with the possibility of offering stock to key employees if and as deemed appropriate.

LONG-TERM DEVELOPMENT & EXIT PLAN

Goals
RSR is an aggressive restauranteur which seeks to leverage the success and expertise of proven family style restaurant franchises and create superior returns for its shareholders based upon reliable profitability and continual growth. Our goals are to create a reputation of quality, consistency, security (safety of food) and profitability that will make us the leader in casual dining franchise restaurant ownership and management.

Strategies
Our marketing efforts will be concentrated on leveraging existing successful and well branded restaurant models through acquiring franchise rights. As the market changes, new products and/or franchise players may be selected to maintain and/or further increase sales and profitability.

Milestones
Initial milestones include the acquisition of franchise rights for up to ten (10) restaurant units (90 days from funding);
opening for operation ten (10) such units (18 months from funding).

Risk Evaluation
With any new venture, there is risk involved (See "Risk Factors" supra.). The success of our project hinges on proper capitalization, hands-on and responsive management and cash-flows. Other factors to consider and monitor are strength and quality of individual restaurant unit managers, quality of supplies and reliability of suppliers, and franchisor leadership and commitment. Finally, food trends must be closely monitored.

Exit Strategy
Ideally, RSR will open and operate up to ten (10) units in the next 18 months. At that time, we will entertain the possibility of the construction or outright purchase of additional restaurants or chains which fit our casual dining franchise model. At that point, we intend to pursue either an initial public offering underwritten by an investment bank or actively seek to sell to a new (i.e. larger) owner.

PATENTS AND TRADEMARKS

The Company currently has no registered patents or trademarks. It is anticipated that the franchise agreements will provide licensing rights to the franchisor's patents, trademarks, proprietary business methods and other intellectual property.

GOVERNMENT AND INDUSTRY REGULATION

None at this time. However, the food service industry is subject to significant regulation at the state and local level. RSR will obtain local legal counsel to assist with its compliance of applicable health, food & safety, environmental, waste disposal, fire safety building, food service, sales and use taxes, other necessary regulations related to the operation of a casual dining restaurant. Also, state and federal franchise law allocates certain responsibilities upon the franchisee and franchisor alike. RSR will obtain appropriate legal counsel regarding its full compliance with its franchise responsibilities and obligations required by applicable state and federal law and the franchise agreements.

RESEARCH AND DEVELOPMENT ACTIVITIES

The Company currently has no research and development activities other than the selection of suitable franchisors and locations for its retail outlets.

ENVIRONMENTAL LAWS

Company operations currently have no material effect on the environment. It is anticipated that compliance with local environmental, building, fire safety, and waste disposal regulations and laws will be required in order to obtain building permits, certificates of completion and/or occupancy as well as on-going operations.

EMPLOYEES AND EMPLOYMENT AGREEMENTS

Aside fro Rudolph Southwell, the Company has no employees currently. There are no employee agreements in effect. Senior management, however, will be subject to employment agreements proffered by RSR which contain non-competition provisions, among other restrictive covenants.

DESCRIPTION OF PROPERTY

The Company currently has office space at 277 North Avenue, Suite 200, New Rochelle, New York 10801. The monthly rental is
$500.00.

LEGAL PROCEEDINGS

There are no lawsuits filed or pending against the Company or Rudolph Southwell by others, and no lawsuits filed or pending against others by the Company. There are no contingencies, sureties or guaranties in existence.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

As of April 30, 2011, the Company has a total of three (3) shareholders. No public market currently exists for shares of our common stock. Concurrently with the acceptance of this registration, we will be applying to have our common stock listed for quotation on the Over-the-Counter Bulletin Board.

STOCK TRANSFER AGENT

None at this time

REPORTS

We are subject to certain reporting requirements and will furnish annual financial reports to our stockholders, certified by our independent accountants, and will furnish un-audited quarterly financial reports in our quarterly reports filed electronically with the SEC. All reports and information filed by us can be found at the SEC website, www.sec.gov.

Our fiscal year end is December 31. We intend to provide financial statements audited by an Independent Registered
Accounting Firm ("Demetrius & Company, L.L.C.") to our shareholders in our annual reports. The audited financial statement at April 30, 2011, immediately follows.









REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors and
Stockholder of RSR Development Corp.
We have audited the accompanying balance sheet of RSR Development Corp. as of April 30, 2011 and the related statements of operations, stockholders' deficit, and cash flows for the period from inception April 18, 2011 through April 30, 2011. RSR Development Corp.'s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of RSR Development Corp. as of April 30, 2011 and the results of its operations and its cash flows for the period from inception April 18, 2011 through April 30, 2011 in conformity with accounting principles generally accepted in the United States of America.
The accompanying financial statements have been prepared assuming that RSR Development Corp. will continue as a going concern. As more fully described in Note 6, the Company has incurred operating losses since inception and has not received revenues from sales of products and services. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plan in regards to these matters is also described in Note 6. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/Demetrius & Company, L.L.C.

Wayne, New Jersey
May 25, 2011















RSR DEVELOPMENT CORP.
 (A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
APRIL 30, 2011


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business
RSR Development Corp ("RSR" and the "Company") was incorporated in the State of Nevada on April 18, 2011. Since inception, the Company has been engaged in organizational efforts and obtaining initial financing. The Company was formed as a vehicle to pursue a acquire franchise rights to established restaurant brands.

Development Stage Company
The accompanying financial statements have been prepared in accordance with generally accepted accounting principles related to development-stage companies. A development-stage company is one in which planned principal operations have not commenced or if its operations have commenced, there has been no significant revenues there from.

Basis of Presentation
The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.

Accounting Basis
The Company uses the accrual basis of accounting and accounting principles generally accepted in the United States of America
("GAAP" accounting). The Company has adopted a December 31 year end.

Cash and Cash Equivalents
The Company considers all highly liquid investments with maturities of three months or less to be cash equivalents. At
April 30, 2011, the Company had $1,000 of cash.

Fair Value of Financial Instruments
The Company's financial instruments consist of cash and cash equivalents, accrued expenses and loans payable to a related party. The carrying amount of these financial instruments approximates fair value due either to length of maturity or interest rates that approximate prevailing market rates unless otherwise disclosed in these financial statements.

Income Taxes
Income taxes are computed using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.




RSR DEVELOPMENT CORP.
 (A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
APRIL 30, 2011

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Use of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition
The Company will recognize revenue when products are fully delivered or services have been provided and collection is reasonably assured.

Basic Income (Loss) Per Share
Basic income (loss) per share is calculated by dividing the Company's net loss applicable to common shareholders by the weighted average number of common shares during the period. Diluted earnings per share is calculated by dividing the Company's net income available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. There are no such common stock equivalents outstanding as of April 30, 2011.

Stock-Based Compensation
Stock-based compensation is accounted for at fair value in accordance with SFAS No. 123 and 123 (R) (ASC 718). To date, the Company has not adopted a stock option plan and has not granted any stock options. As of April 30, 2011, the Company has not issued any stock-based payments to its employees.

Recent Accounting Pronouncements
RSR does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company's results of operations, financial position or cash flow.

NOTE 2 - ACCRUED EXPENSES

Accrued expenses at April 30, 2011 consisted of amounts owed to the Company's outside Consultant who is preparing their Form S-1 and will be responsible for their independent auditors report as well as organizing the Company.

NOTE 3 - STOCKHOLDERS' DEFICIT

The Company has 100,000,000 shares of $0.001 par value common stock authorized.

During the period ended April 30, 2011 the Company issued
6,000,000 shares of common stock at $0.001 per share for a subscription receivable of $6,000.

RSR DEVELOPMENT CORP.
 (A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
APRIL 30, 2011

NOTE 3 - STOCKHOLDERS' DEFICIT (CONTINUED)

As of April 30, 2011, the Company has 7,000,000 shares of common stock issued and outstanding.

NOTE 4 - INCOME TAXES

As of April 30, 2011, the Company had net operating loss carry forwards of approximately $25,000 that may be available to reduce future years' taxable income through 2030. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

NOTE 5 - INCOME TAXES

As of April 30, 2011, the Company had net operating loss carry forwards of approximately $25,000 that may be available to reduce future years' taxable income through 2030. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

The provision for Federal income tax consists of the following:


April 30,
2010
Refundable Federal income tax
attributable to:

Current operations
$
8,500
Less: valuation allowance
   (8,500)
Net provision for Federal
income taxes
$
0

The cumulative tax effect at the expected rate of 34% of significant items comprising our net deferred tax amount is as follows:


April 30,
2011
Deferred tax asset attributable
to:

Net operating loss carryover
$
8,500
Less: valuation allowance
   (8,500)
Net deferred tax asset
$
0

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards of $25,000 for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur net operating loss carry forwards may be limited as to use in future years.



RSR DEVELOPMENT CORP.
 (A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
APRIL 30, 2011


NOTE 6 - LIQUIDITY AND GOING CONCERN

The Company has negative working capital, has incurred losses since inception, and has not yet received revenues from sales of products or services. These factors create substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustment that might be necessary if the Company is unable to continue as a going concern.

The ability of RSR to continue as a going concern is dependent on the Company generating cash from the sale of its common stock and/or obtaining debt financing and attaining future profitable operations. Management's plans include selling its equity securities and obtaining debt financing to fund its capital requirement and ongoing operations; however, there can be no assurance the Company will be successful in these efforts.

NOTE 7 - COMMITMENTS AND CONTINGENCIES

The Company neither owns nor leases any real or personal property. A related party has provided office services without charge. There is no obligation for this arrangement to continue. Such costs are immaterial to the financial statements and accordingly are not reflected herein. The officers and directors are involved in other business activities and most likely will become involved in other business activities in the future.

NOTE 8 - SUBSEQUENT EVENTS

Management has evaluated subsequent events through the date of filing and has determined it does not have any material subsequent events to disclose.
















MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS

You should read this section in conjunction with our financial statements and the related notes included in this prospectus. Some of the information contained in this section or set forth elsewhere in this prospectus, including information with respect to our plans and strategies for our business, statements regarding the industry outlook, our expectations regarding the future performance of our business, and the other non-historical statements contained herein are forward-looking statements.

Overview

RSR Development Corp. was incorporated on April 18, 2011 in the State of Nevada. We have not yet begun our business operations and we currently have no revenue and no significant assets. RSR Development Corp. has never declared bankruptcy, has never been in receivership, and has never been involved in any legal action or proceedings.

Since becoming incorporated, RSR Development Corp. has not made any significant purchase or sale of assets, nor has it been involved in any mergers, acquisitions or consolidations. RSR Development Corp. is not a blank check registrant as that term is defined in Rule 419(a)(2) of Regulation C of the Securities Act of 1933, since it has a specific business plan or purpose.

Neither RSR Development Corp. nor its officers, directors, promoters or affiliates, has had preliminary contact or discussions with, nor do we have any present plans, proposals, arrangements or understandings with any representatives of the owners of any business or company regarding the possibility of an acquisition or merger.

Business of the Issuer

RSR Development Corp. (RSR) was formed to develop a platform to acquire franchise rights to established restaurant brands, build out and operate such restaurants throughout the United States of America generally, initially focusing on the upstate region of New York between the upper counties and Buffalo. The primary business of the Company is the ownership and operation of well-branded retail, family restaurants.

GENERAL INFORMATION ABOUT OUR COMPANY

We are a development stage company. We are a company without revenues or operations; we have minimal assets and have incurred losses since inception. RSR is organized as a Nevada business C-corporation as is based in New Rochelle, New York.

RSR will seek to utilize its overall business experience and unique industry know-how to effectively identify well-branded and profitable restaurant franchises and acquire rights to same on favorable terms. The Company anticipates an aggressive build-out of up to ten (10) restaurant units over the next eighteen to twenty-four months.

The Company is currently in the start-up phase having seen some promise in its research of various available restaurant franchises. The founder has a proven track record in business building and financial planning and has seeded the company with comprehensive intelligence, know-how and service providing capability. RSR now seeks outside capital to implement its acquisition of suitable franchise rights, the construction and outfitting of restaurant outlets, as well as the marketing, IT, business development and implementation of growth strategies related to its business plan.

The organization's mission is to identify and acquire franchise rights in suitable family restaurant franchises in order to build out, open and operate up to ten (10) restaurant outlets within the United States generally, initially focusing on the upstate region of New York between the upper counties and Buffalo, attain profitability and attain optimal operation efficiencies within its first two years of funded operations and deliver high return on investment to its early round investors.

Our principal offices are located at 277 North Avenue, Suite
200, New Rochelle, New York 10801 and our telephone number is
(914) 774-8811.

Plan of Operation

Capital Resources

As of April 30, 2011, we had no working capital. We need additional funding to achieve our business development goals. Our ability to continue as a going concern will be contingent upon our ability to obtain capital through the sale of equity or issuance of debt, which may result in the dilution in the equity ownership of our shares. There is no assurance that we will be able to successfully complete these activities and if we are unable to do so we may be required to terminate our operations.

The report of our registered independent public accountants on our financial statements at April 30, 2011 raises substantial doubt about our ability to continue as a going concern. This qualification is based on our lack of operating history, among other things.

As discussed in Note 1 to the financial statements, the Company's absence of significant revenues, recurring losses from operations, and its need for additional financing in order to fund its projected loss in 2011 raise substantial doubt about its ability to continue as a going concern. The 2011financial statements do not include any adjustments that might result from the outcome of this uncertainty

We do not believe that we are a candidate for conventional debt financing and we have not made arrangements to borrow funds under a working capital line of credit. We believe that the most likely source of future funding, if any, will be the sale of equity or borrowings from related parties, however, we have no firm or written agreements regarding financing. Our future is dependent upon our ability to obtain financing.

Results of Operations

FOR THE PERIOD ENDED April 30, 2011 we did not have revenues and our expenses consisted primarily of professional fees for services rendered for $25,000.

Liquidity

We have no cash assets as of April 30, 2011. We will be reliant upon shareholder loans or private placements of equity to fund any kind of operations. We have secured no sources of loans. We did not have any cash flows during the year ended April 30, 2011.

Short Term

On a short-term basis, we have not generated any revenues to cover operations. Based on prior history, we will continue to have insufficient revenue to satisfy current and recurring liabilities as we continue development activities. For short term needs we will be dependent on receipt, if any, of private placement proceeds.

Our assets consist of an intangible asset via a license agreement. We obtained limited exclusive rights to sell, distribute and market Ecstasy Brand Liqueur in the United States of America and Canada in exchange for the issuance of 1,500,000 shares of common stock at $0.001.

Our total liabilities are $-0- at April 30, 2011, however we are incurring significant liabilities subsequently in connection with our registration statement on Form S-1.

Capital Resources

We have only common stock as our capital resource.

Need for Additional Financing

We do not have capital sufficient to meet our expected cash requirements; therefore, we will have to seek loans or equity placements.

No commitments to provide additional funds have been made by our management or other stockholders. Accordingly, there can be no assurance that any additional funds will be available to us to allow it to cover our expenses as they may be incurred.

We will need additional capital to support our proposed future development. We have NO revenues. We have NO committed source for any funds as of date here. No representation is made that any funds will be available when needed. In the event funds cannot be raised when needed, we may not be able to carry out our business plan, may never achieve sales or income, and could fail in business as a result of these uncertainties.

We have budgeted approximately $9M for the period ending December 31, 2011. The funds allocated to administrative expenses are intended to be used for the acquisition of franchise licenses and rights, the buildout of up to ten (10) retail restaurant outlets, and direct expenses to maintain the daily operation of the business, such as travel expenses, stationary and postage expenses, printing expenses and web site development.

Management plans to temporarily advance capital to maintain normal operations. Management has agreed to provide temporary financing to the Company, but is not contractually obligated to do so. If we fail to raise additional funding, we may have to delay, scale back or discontinue some or all of our objectives.

Limited Financing

We may borrow money to finance our future operations, although we do not currently contemplate doing so. Any such borrowing will increase the risk of loss to the investor in the event we are unsuccessful in repaying such loans.

We may issue additional shares to finance our future operations, although the Company does not currently contemplate doing so. Any such issuance will reduce the control of previous investors (see "Risk Factors") and may result in substantial additional dilution to investors purchasing shares from this offering.

Significant Accounting Policies

With respect to Significant accounting policies, See Note 2 to the Notes to Financial Statements.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND
FINANCIAL DISCLOSURE

None.

OFFICERS AND KEY PERSONNEL OF THE COMPANY

Rudolph Southwell, President. Mr. Southwell is a business development specialist with particular skills in real estate and financial planning. His background in real estate includes organizing investments, construction, and negotiating leases. His background in financial planning includes business plans, fund raising, and promotion and training seminars.

Mr. Southwell brings with him a track record of success in various industries and sales. His management style is innovative and in keeping with the corporate style outlined in the mission statement.

Fabian Rosario, Vice-President. Mr. Rosario is currently a principal in an iHop franchise located in the Palisades Mall, West Nyack, New York. Mr. Rosario additionally has a significant marketing background and in the owner of Blazin Media, a marketing firm located in NYC.

Tessle Robinson, Secretary. Mr. Robinson is currently a principal in an iHop franchise located in the Palisades Mall, West Nyack, New York. He is a retired fireman assigned to the New York City Board of Education. Mr. Tessle is also a member of the Advisory Board of Project Angel, Inc. as well as the Van Nest Alliance.

DIRECTORS OF THE COMPANY

Number of Directors: 3

Rudolph Southwell
Fabian Rosario
Tessle Robinson

[See bios above]

Are Directors elected annually?

Yes.

Have any of the Officers or Directors ever worked for or managed a company in the same business as the Company? If so, detail those experiences.

Both Mr. Rosario and Mr. Southwell have direct experience in the ownership and/or operation of the type of franchise family-style restaurants contemplated by this offering.

If any of the Officers, Directors or other key personnel have ever worked for or managed a company in the same business or industry as the Company or in a related business or industry, describe what precautions, if any, (including the obtaining of releases or consents from prior employers) have been taken to preclude claims by prior employers for conversion or theft of trade secrets, know-how or other proprietary information.

There have been no provisions taken in regards to the key employees' relationship with the company. However, the franchisors with whom the Company has expressed interest typically insist upon and implement their own such proprietary systems and precautions.

If any of the Company's key personnel are not employees but are consultants or other independent contractors, state the details of their engagement by the Company.

None

PRINCIPAL STOCKHOLDERS

List principal owners of the Company (those who beneficially own directly or indirectly 10% or more of the common and preferred stock presently outstanding) starting with the largest common stockholder.

Rudolph Stockwell

4,000,000 Common shares or 57%

List the number of shares beneficially owned by each Officer and Director.

Fabian Rosario

1,500,000 Common shares or 21.5%

Tessle Robinson

1,500,000 Common shares or 21.5%

Are any of the Officers, Directors, key personnel or principal stockholders related by blood or marriage? If so, please describe

No.

Has the Company made loans to or done business with any of its Officers, Directors, key personnel or 10% stockholders, or any of their relatives (or any entity controlled directly or indirectly by any such persons) within the last two years, or proposes to do so within the future? If so, explain. (This includes sales or lease of goods, property or services to or from the Company, employment or stock purchase contracts, etc.) State the principal terms of any significant loans, agreements, leases, financing or other arrangements.

No.

If any of the Company's Officers, Directors, key personnel or 10% stockholders has guaranteed or co-signed any of the Company's bank debt or other obligations, including any indebtedness to be retired from the proceeds of this offering, explain and state the amounts involved.

No.

List all remuneration by the Company to Officers, Directors and key personnel for the last fiscal year. List each individual and remuneration, cash and otherwise.

1,500,000 Common shares or 21.5% to each Mr. Rosario and Mr.
Robinson.

If any employment agreements exist or are contemplated, describe:

None.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

None not already disclosed

INDEMNIFICATION

Pursuant to the Articles of Incorporation and By-Laws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

AVAILABLE INFORMATION

We have filed a registration statement on Form S-1, of which this prospectus is a part, with the U.S. Securities and Exchange Commission. Upon completion of the registration, we will be subject to the informational requirements of the Exchange Act and, in accordance therewith, will file all requisite reports, such as Forms 10-K, 10-Q, and 8-K, proxy statements, under
Section 14 of the Exchange Act and other information with the Commission. Such reports, proxy statements, this registration statement and other information, may be inspected and copied at the public reference facilities maintained by the Commission at 100 Fifth Street NE, Washington, D.C. 20549. Copies of all materials may be obtained from the Public Reference Section of the Commission's Washington, D.C. office at prescribed rates. You may obtain information regarding the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The Commission also maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission at http://www.sec.gov.



PART II--INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our Articles of Incorporation and Bylaws provide that we shall indemnify our officers or directors against expenses incurred in connection with the defense of any action in which they are made parties by reason of being our officers or directors, except in relation to matters as which such director or officer shall be adjudged in such action to be liable for negligence or misconduct in the performance of his duty. One of our officers or directors could take the position that this duty on our behalf to indemnify the director or officer may include the duty to indemnify the officer or director for the violation of securities laws.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to our directors, officers and controlling persons pursuant to our Certificate of Formation, Bylaws, Nevada laws or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers, or control persons, and the successful defense of any action, suit or proceeding) is asserted by such director, officer or control person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated expenses of the offering, all of which are to be paid by the registrant, are as follows:

Accounting, Legal and Professional Fees	  	$ 	50,000
Edgar Filing Fees	  	  			$	     800
Blue Sky Qualification Fees				$  	     500
Transfer Agent Fees					$  	  4,500
TOTAL:					  	$ 	55,800

RECENT SALES OF UNREGISTERED SECURITIES

None

EXHIBITS

Number				Description

3.1				Articles of Incorporation for RSR
Development Corp.
3.2				Bylaws of RSR Development Corp.
5.1				Opinion and Consent of Peter N. Weiner, Esq.
23.1				Consent of Demetrius & Company L.L.C.,
Independent Registered 					Public Accounting
Firm
99.1				Form of subscription agreement for Common
Stock.


UNDERTAKINGS

The registrant hereby undertakes:

To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

     (i)	Include any prospectus required by Section 10(a)(3) of
the Securities Act;
     (ii)	Reflect in the prospectus any facts or events which,
individually or together, represent a fundamental change in
the information in the registration statement;
(iii)	Include any additional or changed material information
with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

For determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a Director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

For determining any liability under the Securities Act, to treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1), or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

For determining any liability under the Securities Act, to treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

For determining liability of the undersigned registrant under the Securities Act to purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

     (i)	Any preliminary prospectus or prospectus of the
undersigned registrant relating to the offering required to
be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering
prepared by or on behalf of the undersigned registrant or
used or referred to by the undersigned registrant;
(iii)	The portion of any other free writing prospectus
relating to the offering containing material information
about the undersigned registrant or its securities provided
by or on behalf of the undersigned registrant; and
(iv)	Any other communication that is an offer in the
offering made by the undersigned registrant to the purchaser.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.



SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of New Rochelle, County of Westchester, State of New York, on May 26, 2011.

RSR Development Corp.

By:  /s/ Rudolph Southwell
President, Treasurer, and Director

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities stated on January 5, 2009.


Signature

Title

/s/ Rudolph Southwell

Rudolph Southwell

President, Treasurer, Secretary and Director
Principal Executive Officer, Principal Financial
Officer and Principal Accounting Officer



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